UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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SYNOVUS FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 12, 2025
Dear Fellow Shareholder:
On behalf of the Board of Directors, we are pleased to cordially invite you to attend the 2025 Annual Meeting of Shareholders of Synovus Financial Corp. at 10:00 a.m. on Thursday, April 24, 2025. You are receiving this invitation and this Proxy Statement as a shareholder of record as of February 20, 2025.
This meeting will be completely virtual, conducted via live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SNV2025. Details regarding how to attend the meeting online and the business to be conducted are more fully described in the accompanying Notice of the 2025 Annual Meeting of Shareholders.

Against a challenging industry environment and an uncertain political and regulatory landscape, we continued to focus on safety and soundness in 2024, increasing our common equity tier 1 capital ratio, improving our liquidity position through a decreased reliance on wholesale funding, and partially repositioning our securities portfolio to improve our financial performance and better position us for the future. Excluding the impact of this investment securities repositioning, we delivered EPS growth and exited the year with top quartile operating metrics.
Our Board works diligently to oversee the development and execution of Synovus’ strategy and to align decisions accordingly. Further, our Board actively and regularly engages with the management team and conducts robust oversight of the Company through the Audit, Compensation and Human Capital, Corporate Governance and Nominating, and Risk Committees, enhancing our commitment to corporate governance transparency. Our Board represents a wide range of backgrounds, experiences, and perspectives, which enables our directors to contribute ongoing value to the Company and our shareholders. The trust and relationship between our Board and company leadership is strong, and we are unwavering in our commitment to ensuring long-term Board composition that is centered on engagement, oversight, and independence and that appropriately reflects our stakeholders.
Finally, as we execute on our strategic line of business initiatives, we consider our long-standing commitment to responsible corporate citizenship to be fundamental to our long-term growth and to fulfilling our purpose in every area and with every constituency we serve. We continued making impactful workforce investments and meaningful contributions to our communities and practicing strong governance of our business. The external landscape may be dynamic in many respects, but we remain steadfast in our 135-plus year commitment of doing the right thing for our stakeholders and shareholders.
Once again, we are providing proxy materials to our shareholders primarily through the Internet. We believe this process contributes to our efficiency and sustainability efforts while offering our shareholders a convenient way to access important information about the matters on which we will vote at our Annual Meeting.
Your vote is important to us. Even if you plan to attend the meeting virtually, we encourage you to vote your shares in advance by following the voting instructions provided.
Thank you for your continued support of Synovus.
Sincerely,

Kevin S. Blair Chairman of the Board, Chief Executive Officer, and President	Tim E. Bentsen Lead Director

Notice of the 2025 Annual Meeting of Shareholders
Thursday, April 24, 2025
10:00 a.m.
www.virtualshareholdermeeting.com/SNV2025
Items of Business:
1.To elect as directors the 11 nominees named in this Proxy Statement;
2.To hold an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation and Human Capital Committee (Say on Pay proposal);
3.To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2025; and
4.To transact such other business as may properly come before the meeting and any adjournment thereof.
Who may vote:
You can vote if you were a shareholder of record on February 20, 2025.
Annual Report:
A copy of the 2024 Annual Report accompanies this Proxy Statement.
Virtual Event:
We will host the 2025 Annual Meeting of Shareholders, or the Annual Meeting, via webcast. If you were a shareholder of record on February 20, 2025, or you hold a valid proxy for the Annual Meeting, you may attend virtually at www.virtualshareholdermeeting.com/SNV2025 and vote online at the Annual Meeting. Detailed instructions on how to attend and participate via the Internet are provided below.
Your vote is important. Please vote in one of the following ways:
1.Call 1-800-690-6903 and follow the recorded instructions. You will need to enter the 16-digit control number that appears on your proxy card;
2.Visit www.proxyvote.com and enter the 16-digit control number that appears on your proxy card;
3.Mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope provided; or
4.Vote at the meeting by visiting www.virtualshareholdermeeting.com/SNV2025 and entering the 16-digit control number that appears on your proxy card, your Notice of Internet Availability, or the instructions included with your proxy materials.
This Notice of the 2025 Annual Meeting of Shareholders and the accompanying Proxy Statement are sent by order of the Board of Directors.
March 12, 2025
 Mary Maurice Young
Secretary
YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE VOTE YOUR SHARES PROMPTLY BY TELEPHONE OR INTERNET OR BY SIGNING AND RETURNING YOUR EXECUTED PROXY CARD.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) which accompanies this Proxy Statement. You should read the entire Proxy Statement and our 2024 Annual Report carefully before voting. We are first furnishing the proxy materials to our shareholders on or about March 12, 2025. In this Proxy Statement, the words “Synovus,” “the Company,” “we,” “us,” and “our” refer to Synovus Financial Corp., together with Synovus Bank and Synovus’ other wholly-owned subsidiaries, except where the context requires otherwise.

Annual Meeting of Shareholders
•Time and Date: 10:00 a.m. on Thursday, April 24, 2025
•Location: Virtual format only via www.virtualshareholdermeeting.com/SNV2025
•Record Date: February 20, 2025
•Voting: Shareholders as of the record date are entitled to vote

How to Cast Your Vote
You can vote by any of the following methods:
•Call 1-800-690-6903 and follow the recorded instructions. You will need to enter the 16-digit control number that appears on your proxy card;
•Visit www.proxyvote.com and enter the 16-digit control number that appears on your proxy card;
•Mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope provided; or
•Vote at the meeting by visiting www.virtualshareholdermeeting.com/SNV2025 and entering the 16-digit control number that appears on your proxy card, your Notice of Internet Availability, or the instructions included with your proxy materials.

How to Participate in the Virtual Annual Meeting
•If you were a shareholder of record as of February 20, 2025, or if you hold a legal proxy or broker’s proxy card for the Annual Meeting provided by your bank, broker, or nominee, you can attend virtually, vote, and submit questions at the Annual Meeting. To attend virtually and participate in the Annual Meeting as a shareholder, go to www.virtualshareholdermeeting.com/SNV2025 and, when prompted, enter the 16-digit control number that appears on your proxy card, your Notice of Internet Availability, or the instructions included with your proxy materials. Once you are admitted to the meeting as a shareholder, you may vote during the Annual Meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. We encourage you to log into this website and access the virtual meeting at least 15 minutes before the start of the meeting.
•Those without a 16-digit control number may attend virtually the 2025 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/SNV2025 and, when prompted, register as a guest in order to listen to the meeting.

Meeting Agenda
•Election of 11 directors;
•Advisory vote on the compensation of our named executive officers as determined by the Compensation and Human Capital Committee, or CHCC (Say on Pay proposal);
•Ratification of KPMG LLP, or KPMG, as our independent auditor for the year 2025; and
•Transaction of such other business as may properly come before the meeting.

Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more information)
Election of directors	FOR each director nominee	Page 21
Approval of the advisory vote on the compensation of our named executive officers as determined by the CHCC	FOR	Page 27
Ratification of KPMG as our independent auditor for the year 2025	FOR	Page 28

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2024 Financial Performance
2024 exhibited strong financial performance against a challenging industry environment which improved as the year progressed. With a focus on safety and soundness, we increased our common equity tier 1, or CET1, capital ratio, improved our liquidity position through a decreased reliance on wholesale funding, and partially repositioned our investment securities portfolio to improve our financial performance and better position ourselves for the future. This was accomplished while delivering adjusted EPS* growth and exiting the year with top quartile operating metrics.
We successfully executed a risk-weighted asset, or RWA, optimization initiative in early 2024, which delivered an over $2.0 billion reduction in RWA. The capital benefits from the RWA optimization allowed us to execute on a $1.6 billion investment securities repositioning, which generated realized net losses of $257 million and meaningfully improved our go forward net interest margin. Additionally, during the year, we repurchased 6.4 million of our common shares while increasing our CET1 ratio by 0.62% to 10.84%.
Elevated short-term interest rates for the majority of the year helped drive funding costs higher but were largely offset by asset yield expansion. Total revenue declined 10% in 2024 compared to the prior year, while adjusted total revenue taxable equivalent (TE)* declined only 2%. Our reported efficiency ratio-TE of 62.5% was largely driven by the investment securities portfolio repositioning. On an adjusted basis and excluding the FDIC special assessment*, our tangible efficiency ratio of 54.0% reflects disciplined expense management.
Reported non-interest revenue declined 41%, largely driven by the investment securities repositioning, as adjusted non-interest revenue* increased 6% on a year-over-year basis, primarily driven by higher commercial sponsorship income and continued growth in treasury and payments solutions-related revenue and capital markets-related fee income.
Reported non-interest expense declined 7% year-over-year, and adjusted non-interest expense excluding the FDIC special assessment* increased only 1% year-over-year. We delivered disciplined expense management throughout the year while continuing to invest in key areas to grow the bank. We executed on a mortgage modernization effort and other broad-based expense curtailment, while continuing to invest in our core commercial businesses and treasury and payment solutions through the continued build-out of corporate and investment banking, or CIB, middle market banking, and the launch of the Accelerate Trade solution.
The overall decline in the provision for credit losses was a significant driver of the year-over-year increase in adjusted EPS*. The decrease in provision was driven by a 4 basis points decline in our net charge-off ratio, lower loan balances, and a smaller build in the ACL ratio relative to the increase experienced in 2023.
The following metrics are key performance indicators and a subset of these metrics are used in the short- and long-term incentives detailed further in the Proxy Statement. Metrics are shown excluding the special FDIC assessment for comparative purposes.

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* For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measures, please refer to Appendix B of this Proxy Statement.
For additional information relating to our business and our subsidiaries, including a detailed description of our operating results and financial condition for 2024 and 2023, please refer to the summary on page 34 of this Proxy Statement and our 2024 Annual Report that accompanies this Proxy Statement.

2024 Compensation
During 2024, we delivered outstanding financial performance as the successful implementation of our relationship-building strategies resulted in strong growth across our businesses, controlled operating expenses, and improved loan loss and capital ratios. These results created superior returns for our shareholders, as our 41% total shareholder return in 2024 was highest among banks in the KBW Nasdaq Regional Bank Index.
Base Salaries
Kevin S. Blair, our Chairman of the Board, Chief Executive Officer, and President, received a 5% base salary increase to $1,075,000, effective March 3, 2024, based upon the CHCC’s review of Mr. Blair’s performance and review of market comparisons of compensation levels among CEOs at peer companies. The CHCC also reviewed market comparisons for other named executive officers and did not make any changes to the base salaries of the other named executive officers for 2024.
Short-Term Incentives
•Consistent with prior years, our annual incentive plan included a combination of financial and individual objectives. For 2024, the CHCC established financial goals for adjusted EPS and adjusted return on average assets, or adjusted ROAA, as well as a component based on strategic and individual objectives. The following chart summarizes the provisions of our short-term award incentive plan for 2024:

Form of Award	Measures and Weightings	Payout Features
Cash	Adjusted EPS (50%) Adjusted ROAA (25%) Strategic and Individual Objectives (25%)	Payouts from 0% to 175% of target based upon adjusted EPS, adjusted ROAA, and performance on strategic and individual objectives
•Our strong financial performance in 2024 resulted in adjusted EPS and adjusted ROAA results above the maximum performance goals established by the CHCC. The CHCC assessed performance on the strategic and individual objectives as being above target. Based on these results and the CHCC’s review of individual performance, the CHCC approved payouts of between 150% to 173% of target for the named executive officers. For more information regarding the CHCC’s annual incentive determination, including details on its review of the strategic and individual objectives component, please see “Payout Determination” on page 41 of this Proxy Statement.

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Long-Term Incentives
•Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: performance stock units, or PSUs, and restricted stock units, or RSUs. The following chart summarizes the key provisions of our long-term grants made in 2024:

Form of Award	Vesting	Payout Features
PSUs (60% of annual grant value)	100% after 3 years	Payouts from 0% to 150% of target based upon return on average tangible common equity (as adjusted) and relative total shareholder return during the 3-year performance period
RSUs (40% of annual grant value)	⅓ per year over 3 years	Time-based vesting based upon continued employment with Synovus
The PSU awards, as well as the RSU awards beginning in 2025, are subject to possible downward discretionary adjustment based upon risk considerations—see page 42 of this Proxy Statement. The PSUs and RSUs are also subject to the Company’s mandatory and discretionary clawback policies.
Because of our stock ownership guidelines, executive officers hold a meaningful amount of Synovus common stock, further aligning their interests with shareholders’ interests.
We believe that the compensation delivered to each named executive officer in 2024 was fair, reasonable, and aligned with our performance and our strategic and individual objectives.

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VOTING INFORMATION

Purpose
You received this Proxy Statement and the accompanying proxy card because the Board of Directors of Synovus is soliciting proxies to be used at the Annual Meeting, which will be held virtually on April 24, 2025 at 10:00 a.m. at www.virtualshareholdermeeting.com/SNV2025. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Internet Availability of Proxy Materials
As permitted by the federal securities laws, Synovus is making this Proxy Statement and its 2024 Annual Report available to its shareholders via the Internet instead of mailing printed copies of these materials to each shareholder. On March 12, 2025, we mailed to our shareholders (other than those who previously requested electronic or paper delivery and other than those holding a certain number of shares) a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this Proxy Statement and the accompanying 2024 Annual Report. These proxy materials are being made available to our shareholders on or about March 12, 2025. The Notice also provides instructions regarding how to access your proxy card to vote through the Internet or by telephone. The Proxy Statement and 2024 Annual Report are also available on our website at investor.synovus.com/2025annualmeeting.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.

Who Can Vote
You are entitled to one vote per share if you were a shareholder of record of Synovus common stock as of the close of business on February 20, 2025. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive voting instructions from such holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks, brokers, and other holders of record. If your shares are not registered in your own name and you plan to vote your shares at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote at the Annual Meeting.

Quorum and Shares Outstanding
A majority of the votes entitled to be cast by the holders of the outstanding shares of Synovus common stock must be present, either in person virtually or represented by proxy, in order to conduct the Annual Meeting. This is referred to as a quorum. On February 20, 2025, 140,968,661 shares of Synovus common stock were issued and outstanding and entitled to vote.

Proxies
The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board’s recommendations as follows:
(1)FOR the election of each of the director nominees named in this Proxy Statement;
(2)FOR the approval of the advisory vote on the compensation of Synovus’ named executive officers as determined by the CHCC; and
(3)FOR the ratification of the appointment of KPMG as Synovus’ independent auditor for the year 2025.
The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

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Required Votes
The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is described below:
Proposal 1 – Election of Directors
To be elected, each of the 11 director nominees named in this Proxy Statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to Synovus’ Corporate Governance Guidelines, each holdover director has tendered an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, our Corporate Governance and Nominating Committee would consider the resignation and make a recommendation to the Board of Directors about whether to accept or reject such resignation and publicly disclose its decision within 90 days following certification of the shareholder vote.
All Other Proposals
For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast is required to approve each such proposal.

Abstentions and Broker Non-Votes
Under certain circumstances, including the election of directors, matters involving executive compensation, and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 3 but not with respect to any of the other proposals to be voted on at the Annual Meeting.
For all proposals, abstentions, and broker non-votes will have no effect on the proposal to be considered at the Annual Meeting.

How You Can Vote
If you hold shares in your own name, you may vote by proxy or virtually at the Annual Meeting at www.virtualshareholdermeeting.com/SNV2025. To vote by proxy, you may select one of the following options:
Vote by Telephone
You can vote your shares by telephone by calling 1-800-690-6903. Telephone voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 23, 2025. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.
Vote by Internet
You can also choose to vote by visiting www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 23, 2025. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.
Vote by Mail
If you choose to vote by mail, simply mark your proxy card, date, and sign it, and return it in the postage-paid envelope provided.
Vote at the Annual Meeting
You can vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SNV2025 and following the instructions described below.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker, or other nominee that holds your shares and present that proxy at the Annual Meeting.
Synovus Stock Plans
If you participate in the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, the Synovus Employee Stock Purchase Plan, and/or the Synovus Director Stock Purchase Plan, your proxy card represents shares held in the respective plan, as well as shares you hold

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directly in certificate form registered in the same name. If you hold shares of Synovus common stock through a 401(k) plan, you will receive a separate proxy card representing those shares of Synovus common stock.

Revocation of Proxy
If you are a shareholder of record and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting, (2) voting again by telephone or on the Internet prior to 11:59 P.M., Eastern Time, on April 23, 2025, or (3) attending the Annual Meeting virtually and casting a ballot.
If your Synovus shares are held by a bank, broker, or other nominee, you must follow the instructions provided by the bank, broker, or other nominee if you wish to change or revoke your vote.

Attending the Annual Meeting
The Annual Meeting will be held on Thursday, April 24, 2025 via a virtual format by live webcast.
To attend the Annual Meeting virtually and participate as a shareholder, you will need to go to www.virtualshareholdermeeting.com/SNV2025 and, when prompted, enter the 16-digit control number included in your proxy card, your Notice, or the instructions included with your proxy materials.
If your shares are registered in your name and you received proxy materials by mail, your control number is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy. A legal proxy is an authorization from your bank or broker for you to vote the shares it holds in its name on your behalf. It also serves as your control number.
Once you are admitted to the meeting as a shareholder, you may vote during the meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. Those without a 16-digit control number may attend the 2025 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting.
If you are unable to attend the meeting, you can listen to it later and view the slide presentation over the Internet at investor.synovus.com/2025annualmeeting. We will maintain copies of the slides and audio of the presentation for the Annual Meeting on our website for reference after the meeting. Information included on Synovus’ website, other than the Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

Voting Results
You can find the voting results of the Annual Meeting in Synovus’ Current Report on Form 8-K, which Synovus will file with the SEC no later than April 30, 2025.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Philosophy
The business affairs of Synovus are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by Synovus’ Articles and bylaws. The role of the Board of Directors, or the Board, is to effectively govern the affairs of Synovus for the benefit of its shareholders. The Board strives to ensure the success and continuity of Synovus’ business through the appointment of qualified executive management. It is also responsible for ensuring that Synovus’ activities are conducted in a responsible and ethical manner. Synovus and its Board of Directors are committed to sound corporate governance.
Corporate Governance Highlights
Synovus’ Board and management believe that good corporate governance practices promote the long-term interests of all shareholders and strengthen Board and management accountability. Highlights of such practices include:
•On-going focus on Board refreshment, with more than half of our nominees first elected or nominated to our Board within the last 5 years;
•Continuous attention to the importance of a qualified and diverse Board, reflective of the communities and constituencies we serve, with 33% of our current directors being women, 33% of our current directors being persons of color, and all of our directors representing diverse and varied backgrounds, geographies, qualifications, and perspectives;
•One vote per share voting structure since April 2020;
•An independent Lead Director;
•Audit, Compensation and Human Capital, Risk, and Corporate Governance and Nominating Committees comprised entirely of independent directors;
•Robust enterprise risk oversight by the Board and its committees;
•Board focus on strategic planning and direction, with oversight and guidance of Synovus’ long-term strategy within approved risk appetite parameters;
•Annual elections of all directors;
•Majority voting for director elections;
•Periodic and regular rotation of Board committee leadership and composition;
•Open and transparent shareholder engagement, with involvement from Synovus’ Lead Director and other independent directors as appropriate;
•Frequent and comprehensive education programs to keep directors apprised of evolving issues such as business and banking trends; key risks and compliance issues; cybersecurity best practices; laws, regulations, and requirements applicable to Synovus and to the banking industry generally; and corporate governance best practices;
•Policies prohibiting the hedging, pledging, and short sale of shares of Synovus stock by directors and executive officers;
•Regular and robust Board and committee self-evaluations, facilitated by an independent third party from time to time;
•Mandatory retirement of our directors upon attaining the later of age 72 or 7 years of Board service (but in no event later than age 75);
•Executive compensation driven by a pay-for-performance policy;
•Meaningful stock ownership guidelines for Board members and executive officers; and
•Recoupment policies and provisions for incentive compensation paid to Synovus’ executive officers covering inaccurate performance metrics and material risk management failures.
In addition, the Board, under the leadership of the Corporate Governance and Nominating Committee, continues to actively monitor and consider additional and evolving changes to our corporate governance practices for the future.
Independence
The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Synovus. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A, and are also available in the Corporate Governance section of our website at investor.synovus.com.
The Board has affirmatively determined that a majority of its members are independent as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. Synovus’ Board has determined that, as of January 1, 2025, the following eleven directors are independent: Stacy Apter; Tim E. Bentsen; Pedro Cherry; John H. Irby; Gregory Montana; Diana M. Murphy; Harris Pastides; John L. Stallworth; Barry L. Storey; Alexandra Villoch; and Teresa White. Please see “Certain Relationships and Related Transactions” on page 54 of this Proxy Statement for a discussion of certain relationships between Synovus and its independent directors.

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These relationships have been considered by the Board in determining a director’s independence from Synovus under Synovus’ Corporate Governance Guidelines and the NYSE listing standards and were determined to be immaterial.
Board Meetings and Attendance
The Board of Directors held twelve meetings in 2024. All directors attended at least 75% of Board and committee meetings held during their tenure during 2024. The average attendance by incumbent directors at the aggregate number of Board and committee meetings they were scheduled to attend was 96%. Although Synovus has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meeting. All of Synovus’ then-current directors attended Synovus’ 2024 annual meeting of shareholders.
Board meetings regularly include educational presentations and training to enable our directors to keep abreast of business and banking trends and market, regulatory, and industry issues. These sessions are often conducted by outside experts in such subject areas as cybersecurity, evolving regulatory standards, risk management, emerging products and trends, economic conditions, digital applications, technology, artificial intelligence, and effective corporate governance. In addition, the Board is provided business-specific training on products and services and special risks and opportunities to Synovus. Moreover, our directors periodically attend industry conferences, meetings with regulatory agencies, and educational sessions pertaining to their service on the Board and its committees.
Committees of the Board
Synovus’ Board of Directors has five principal standing committees—an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation and Human Capital Committee, a Risk Committee, and an Executive Committee. Each committee has a written charter adopted by the Board of Directors that complies with the applicable listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at investor.synovus.com. The Board has determined that each member of the Audit, Corporate Governance and Nominating, Compensation and Human Capital, and Risk Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership and leadership of the various committees as of the date of this Proxy Statement.

	Audit Committee	Corporate Governance and Nominating Committee	Compensation and Human Capital Committee	Risk Committee	Executive Committee
Stacy Apter
Tim E. Bentsen
Kevin S. Blair
Pedro Cherry
John H. Irby
Gregory Montana
Diana M. Murphy
Harris Pastides
John L. Stallworth
Barry L. Storey
Alexandra Villoch
Teresa White

Chair	Member
Following the election of directors at the Annual Meeting, composition and leadership of the foregoing committees will be reconstituted after giving effect to any changes to the current composition of the Board.

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Audit Committee
Synovus’ Audit Committee held twelve meetings and two joint meetings with the Risk Committee in 2024. The Audit Committee’s report is on page 32 of this Proxy Statement. The Board has determined that all six members of the Committee are independent and financially literate under the rules of the NYSE and that each of the six members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:
•Monitoring the integrity of Synovus’ financial statements, Synovus’ systems of internal controls, and Synovus’ compliance with regulatory and legal requirements;
•Overseeing the risks relating to financial reporting, litigation, credit, and related matters;
•Reviewing and discussing with Synovus’ management and the independent auditor Synovus’ financial statements and related information, including non-GAAP financial information, critical audit matters, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing or furnishing with the SEC;
•Monitoring the independence, qualifications, and performance of Synovus’ independent auditor and internal audit function; and
•Providing an avenue of communication among the independent auditor, management, internal audit, and the Board of Directors.

Corporate Governance and Nominating Committee
Synovus’ Corporate Governance and Nominating Committee held six meetings in 2024. The primary functions of Synovus’ Corporate Governance and Nominating Committee include:
•Identifying qualified individuals to become Board members;
•Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;
•Recommending to the Board the leadership structure of the Board and the composition and leadership of Board committees;
•Overseeing the annual review and evaluation of the performance of the Board and its committees;
•Developing and recommending to the Board updates to our corporate governance documents;
•Reviewing and assessing shareholders’ feedback related to our governance practices and shareholder engagement process; and
•Overseeing the Company’s strategy, initiatives, and policies related to corporate responsibility.

Compensation and Human Capital Committee
Synovus’ CHCC held six meetings in 2024. Its report is on page 46 of this Proxy Statement. The primary functions of the CHCC include:
•Approving and overseeing Synovus’ executive compensation program;
•Reviewing and approving annual corporate goals and objectives for the Chief Executive Officer, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on such evaluation;
•Approving non-CEO executive compensation, including base salary and short-term and long-term compensation;
•Overseeing all compensation and benefit programs in which broad-based employees of Synovus are eligible to participate;
•Reviewing Synovus’ incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and reviewing and discussing, at least annually, the relationship between risk management and incentive compensation;
•Developing and recommending to the Board compensation for non-employee directors;
•Monitoring and reviewing the talent management and succession planning processes for the CEO and Synovus’ other key executives;
•Providing oversight of Synovus’ broader talent management processes and initiatives;
•Assisting the Board in its oversight of all other human capital management strategies, practices, and risks; and
•Coordinating as necessary with the Corporate Governance and Nominating Committee in its oversight role of corporate responsibility.
Information regarding the CHCC’s processes and procedures for considering and determining executive officer compensation is provided in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement. Except to the extent prohibited by law or regulation, the CHCC may delegate matters within its power and responsibility to individuals or subcommittees when it deems appropriate.
In addition, the CHCC has the authority under its charter to retain outside advisors to assist the CHCC in the performance of its duties. During 2024, the CHCC retained the services of Meridian Compensation Partners, LLC, or Meridian, to:
•Provide ongoing recommendations regarding executive and director compensation consistent with Synovus’ business needs, pay philosophy, market trends, and the latest legal and regulatory considerations;
•Provide market data for base salary, short-term incentive, and long-term incentive decisions; and

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•Advise the CHCC as to best practices and market developments.
The CHCC evaluated whether the work provided by Meridian raised any conflict of interest. The CHCC considered various factors, including the six factors mandated by SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this Proxy Statement. Meridian was engaged directly by the CHCC, although the CHCC also directed that Meridian work with Synovus’ management to facilitate the CHCC’s review of compensation practices and management’s recommendations. Synovus’ Chief Human Resources Officer developed executive compensation recommendations for the CHCC’s consideration in conjunction with Synovus’ CEO and with the advice of Meridian. Meridian did not provide any other services to Synovus during 2024.
In 2024, Synovus’ Chief Human Resources Officer worked with the Chair of the CHCC to establish the agenda for committee meetings. Management also prepared background information for each committee meeting. Synovus’ Chief Human Resources Officer and CEO generally attend committee meetings by invitation of the CHCC. However, the CHCC regularly meets in executive session without members of management in attendance, and the CEO and other members of management do not have authority to vote on committee matters. Meridian attended all of the committee meetings held during 2024 at the request of the CHCC.

Risk Committee
Synovus’ Risk Committee held eight meetings and two joint meetings with the Audit Committee in 2024. The Board has determined that all six members of the Committee are independent and has designated two of such members, Mr. Montana and Ms. White, as “risk committee experts” as defined by the rules and regulations of the SEC. The primary functions of Synovus’ Risk Committee include:
•Monitoring and reviewing the enterprise risk management and compliance framework policies and processes;
•Monitoring and reviewing emerging risks and the adequacy of risk management and compliance functions;
•Overseeing risk management initiatives and activities related to corporate responsibility including management of risks pertaining to climate change and sustainability in coordination with the Corporate Governance and Nominating Committee;
•Monitoring the independence and authority of the enterprise risk management function and reviewing the qualifications and background of the Chief Risk Officer and other senior risk officers; and
•Providing recommendations to the Board in order to effectively manage risks.

Executive Committee
The Executive Committee, which is comprised of the chairs of the principal standing committees of the Board and Board of Directors of Synovus Bank, the Chief Executive Officer, the Chairman of the Board (if different from the Chief Executive Officer), and the Lead Director, did not meet in 2024. During the intervals between meetings of the Board, the Executive Committee possesses and may exercise any and all of the powers of the Board in the management and direction of the business and affairs of Synovus with respect to which specific direction has not been previously given by the Board, unless Board action is required by Synovus’ governing documents, law, or rule.

CHCC Interlocks and Insider Participation
Messrs. Bentsen, Irby, and Storey, Ms. Murphy, Ms. White, and Ms.Villoch served on the CHCC during 2024. None of these individuals is or has been an officer or employee of Synovus. In 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Synovus’ Board or CHCC.
Strategic Direction
One of our Board’s most important functions is to provide oversight and direction as to Synovus’ strategy, including business and organizational initiatives, potential growth opportunities, risks, and challenges. As such, the Board incorporates strategic topics into each meeting agenda and monitors strategic progress and emerging risks quarterly through the Risk Committee. Management provides the Board with a detailed review of the strategic plan, including the short-term and long-term initiatives and targets. As a part of this process, the Board and its committees carefully consider whether the strategic plan aligns with Synovus’ risk appetite and risk profile. Moreover, the Board has at least one extended session annually focused on a deeper dive into emerging industry trends and the correlation to Synovus’ strategic direction.
Throughout 2024, Synovus' core strategic focus remained on expanding and diversifying the franchise in terms of revenue, profitability, and asset size while maintaining a relationship-based approach to banking. In a year of continued economic and political uncertainty, persistent inflationary pressures, and enhanced regulatory scrutiny, we continued to refine our businesses and business model to drive sustained franchise value while retaining our legacy focus on our people and our clients. We also continued to embrace the acceleration of technology and adoption of digital and data capabilities.
Throughout the year, Synovus’ streamlined strategic plan centered on enhancing profitability, deepening relationships, accelerating growth, and cultivating talent. Various strategic initiatives supported each of these pillars, with a prioritization on such matters as expanding strategic growth verticals such as middle market commercial banking and CIB, executing on additional treasury and payments solutions, optimizing the Company’s wealth strategy, and investing in the bank of the future through automation, digital applications, and analytics. We also remained focused on safety and soundness through additional liquidity and deposit generation initiatives across all lines of business, overall credit vigilance, enhanced industry and sector monitoring, reduced operational losses through fraud mitigation controls, and optimized capital management.

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In 2025, Synovus' strategic plan will continue to focus on a relationship-based approach to banking but centered on accelerated growth investments through the franchise, with a particular focus on middle market banking, specialty lending, CIB, and wealth services. Initiatives will include a deliberate and thoughtful approach to relationship manager recruitment and hiring in these focus areas. The 2025 strategic plan also focuses on continued product development and client penetration within treasury and payment solutions, continued expansion and development of certain specialty deposit verticals and capital markets capabilities, and an enhanced focus on third party payments and sponsorship opportunities. In addition, the Company will continue to focus on foundational infrastructure investments related to the client experience, process efficiencies, and controls and risk mitigation.
The Board monitors the execution of the strategic plan throughout the year at its regularly scheduled meetings and continually assesses and guides management on the strategic direction and initiatives.
Risk Oversight
Under Synovus’ Corporate Governance Guidelines, the Board is charged with providing independent oversight of Synovus’ risk management processes. The Board does not view risk in isolation and considers risk in virtually every business decision and as part of the Company’s overall business strategy. While the Board oversees risk management, the Company’s management is charged with managing risk. The Board’s role in risk oversight is an integral part of Synovus’ overall enterprise risk management framework.
The Risk Committee fulfills the overarching oversight role for the enterprise risk management and compliance processes, including approving the risk appetite of the Company, risk tolerance levels, and risk policies and limits, monitoring key and emerging risks, and reviewing risk assessments. In carrying out its responsibilities, the Risk Committee works closely with Synovus’ Chief Risk Officer and other members of Synovus’ enterprise risk management team. The Risk Committee meets periodically with the Chief Risk Officer and other members of management and receives a comprehensive report on enterprise risk management matters, including management’s assessment of risk exposures (including risks related to strategy, reputation, credit, market/interest rates, liquidity, legal, operations, and compliance, including BSA/AML) and the processes in place to monitor and control such exposures. The Risk Committee is also responsible for overseeing the investment policy and contingency funding plan of the Company. Between meetings, as needed or appropriate, the Chair of the Risk Committee receives updates relating to risk oversight matters from the Chief Risk Officer and the CEO. The Risk Committee provides a report on risk management to the full Board on at least a quarterly basis.
In addition, oversight of risk is allocated to all other committees of the Board, who meet regularly and report back to the Board. The Audit Committee oversees risks related to financial reporting, internal controls over financial reporting, valuation of investment securities, internal and independent audit functions, capital adequacy, legal matters, tax matters, credit matters, and reputational risks relating to these areas. The CHCC oversees risks related to incentive compensation, executive and director compensation, executive succession planning, talent retention, human capital, and reputational risks relating to these areas. As a part of the risk governance process, the Chief Risk Officer provides an annual update on risk management of our incentive compensation plans to the CHCC. For a discussion of the CHCC’s review of Synovus’ senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Compensation Framework: Compensation Policies, Compensation Process, and Risk Considerations—Risk Considerations” on page 45 of this Proxy Statement. In coordination with the Risk Committee, the Corporate Governance and Nominating Committee oversees risks related to corporate responsibility, such as board composition and effectiveness, board succession planning, corporate governance policies, related party transactions, environmental impact, community investment, ethics, and reputational risks relating to these areas.
The Company believes that its enterprise risk framework, including the active engagement of management with the Board in the risk oversight function, supports the risk oversight function of the Board. For more information on the risks facing the Company, see the risk factors in “Part I—Item 1A. Risk Factors” in the 2024 Annual Report.

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Cybersecurity
Information security is a significant operational risk for financial institutions which may lead not only to financial losses, but may also negatively affect the reputation of and confidence in the Company. Synovus continues to enhance our information security program and capabilities to identify, assess, manage, mitigate, and respond to threats to the confidentiality, availability, and integrity of our information systems. Our Board recognizes and appreciates the seriousness of cybersecurity-related risks and as such, supports the continuous development of and investment in our information security program and capabilities to identify and mitigate existing and emerging threats to confidentiality, availability, and integrity of our information systems. Below are some highlights of the elements of our information security program:
•Our Board is actively engaged in the oversight of Synovus’ information security risk management and cybersecurity programs. The Risk Committee receives quarterly updates from the Company’s Chief Information Security Officer on our information security and cyber risk strategy, cyber defense initiatives, cyber event preparedness, and cybersecurity risk assessments. The Risk Committee annually approves the Company’s information security program. In addition to an annual report on these issues with the full Board, the Board consults, from time to time and on a regular basis, with outside parties with an expertise in cybersecurity.
•Synovus follows widely accepted cybersecurity policies and best practices to define and measure our security program. We are externally audited on an annual basis and certified on information security standards, including System and Organizational Controls (SOC) and Payment Card Industry Data Security Standard (PCI DSS). Our program is reviewed on a periodic basis against the National Institute of Standards and Technology Cybersecurity Framework 2.0 in order to measure our cybersecurity preparedness, evaluate whether cybersecurity preparedness is aligned with risks, determine risk management practices and controls that are needed or need enhancement, and to inform our risk management strategies.
•We engage and retain independent third-parties to review and assess our information security program, and these updates are reviewed with the Risk Committee and executive leadership. We keep computer forensics, legal, and security firms on retainer in case of a cyber breach event. We engage independent third-parties to perform annual penetration tests against our network.
•We employ a risk management framework to identify, assess, monitor, and test cyber risk and controls. This formal process of risk assessment, risk treatment, risk acceptance, communication, consultation, monitoring, and review is designed in accordance with the ISO 27005 Standard.
•We perform comprehensive due diligence and ongoing oversight of third-party relationships, including vendors.
•We are members of financial sector organizations, including the Financial Services Information Sharing and Analysis Center (FS-ISAC), which facilitates the sharing of cyber and physical threat, vulnerability, and incident information for the good of the membership.
•Our information security program employs a wide variety of technologies that are intended to secure our operations and proprietary information. This in-depth defense strategy focuses on protecting our networks, systems, data, and facilities from attacks or unauthorized access. We have a dedicated Cybersecurity Fusion Center for monitoring and responding to cyber events.
•We make ongoing investments in developing and enhancing our security processes and controls and in maintaining our technology infrastructure.
•Synovus has a Business Continuity/Disaster Recovery program in place which is tested on a regular basis. Our Incident Response program is tested regularly, including independent third-party review and assessments.
•We provide annual education and training to our Board on cybersecurity risks and awareness, including participation in tabletop exercises related to cybersecurity. We have a robust program of education for our employees on cybersecurity and social engineering to mitigate risk including required annual training, quarterly training on critical topics, and bimonthly security awareness communications. We conduct exercises to test their effectiveness on a monthly basis throughout the year.
•We maintain a risk management insurance policy related to our cybersecurity and information security risks which is intended to defray the costs and losses of any related loss.
For more information on our cybersecurity risk management, strategy, and governance, see “Part I—Item 1C. Cybersecurity” in the 2024 Annual Report.
Leadership Structure of the Board
Our current Board leadership structure consists of:
•A non-independent Chairman of the Board;
•An independent Lead Director;
•Committees chaired by independent directors; and
•Active engagement by all directors.
Our Corporate Governance Guidelines and governance framework provide the Board with flexibility to select the appropriate leadership structure for Synovus. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Synovus’ shareholders. In accordance with Synovus’ bylaws, our Board of Directors elects our Chairman and CEO, and both of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the roles of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the Corporate Governance and Nominating Committee shall nominate, and a majority of the independent directors shall elect, a Lead Director. Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure

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of the Board and, if necessary, nominates the Lead Director candidate from the independent directors. Currently, one individual serves as both our Chairman and CEO, and, as a result, Synovus also has a Lead Director. The Board currently believes that the combination of these two roles provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying Synovus’ strategy behind a single vision.
The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the Lead Director, and providing information to Board members in advance of meetings and between meetings.
Pursuant to Synovus’ Corporate Governance Guidelines, the duties of the Lead Director include the following:
•Working with the Chairman of the Board, Board, and Corporate Secretary to set the agenda for Board meetings;
•Calling meetings of the independent and non-management directors, as needed;
•Ensuring Board leadership in times of crisis;
•Developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;
•Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;
•Chairing Board meetings when the Chairman of the Board is not in attendance;
•Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the chairs of the principal standing committees of the Board;
•Working with the Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;
•Performing such other duties as may be requested from time-to-time by the Board, the independent directors, or the Chairman of the Board; and
•Being available, upon request, for consultation and direct communication with major shareholders.
After careful consideration, the Corporate Governance and Nominating Committee has determined that Synovus’ current Board structure is the most appropriate leadership structure for Synovus and its shareholders at this time. Moreover, as part of the Board’s annual self-evaluation, the performance of the Chairman of the Board and Lead Director are evaluated, and the Board continues to believe that the current Board structure is appropriate and effective.
Meetings of Non-Management and Independent Directors
The non-management and independent directors of Synovus meet separately after each regularly scheduled meeting of the Board of Directors and at such other times as may be requested by the Lead Director or any director. During 2024, Mr. Bentsen, as Lead Director, presided at the meetings of non-management and independent directors.
Board and Committee Self-Evaluations
The Board’s annual self-evaluation is a key component of its director nomination process and succession planning. In fact, the Corporate Governance and Nominating Committee uses the input from these self-evaluations to recommend changes to Synovus’ corporate governance practices and areas of focus for the following year and to plan for an orderly succession of the Board and its committees. The Board values the contributions of directors who have developed extensive experience and insight into Synovus during the course of their service on the Board and as such, the Board does not believe arbitrary term limits on directors’ service are appropriate. At the same time, the Board recognizes the importance of Board refreshment to help ensure an appropriate balance of experience and perspectives on the Board.
Consideration of Director Candidates

Director Qualifications
Synovus’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on Synovus’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment, and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of Synovus, must be free from conflicts of interest with Synovus, must not have reached the retirement age for Synovus directors, and must be willing to make, and be financially capable of making, the required investment in Synovus’ stock pursuant to Synovus’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing director candidates and existing directors:
•The extent of the director’s/potential director’s educational, business, non-profit, or professional acumen and experience;
•Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized experience;
•Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and the Board’s director independence standards;

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•Whether the director/potential director has the financial acumen or other professional, educational, or business experience relevant to an understanding of Synovus’ business;
•Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;
•Whether the director/potential director, by virtue of particular technical expertise, experience, or specialized skill relevant to Synovus’ current or future business, will add specific value as a Board member; and
•Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.
The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged, and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will contribute to Board diversity and allow the Board to effectively fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our director nominees, see “Proposals to be Voted on: Proposal 1—Election of Directors—Nominees for Election as Director” beginning on page 21 of this Proxy Statement.

Identifying and Evaluating Nominees
The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by Synovus’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources, including members of the Board, Synovus’ executives, and individuals personally known to the members of the Board. Second, the Committee, as authorized under its charter, retains at Synovus’ expense one or more search firms to identify candidates.
The Committee will consider all director candidates identified through the processes described above, as well as any candidates identified by shareholders through the process described below, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his or her evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Shareholder Candidates
The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary, as Synovus’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee evaluates individuals recommended by shareholders for nomination as directors according to the criteria discussed above and in accordance with Synovus’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 55 of this Proxy Statement.
Communicating with the Board
Synovus’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board as follows:
•by writing the Board of Directors, Synovus Financial Corp., c/o General Counsel’s Office, 33 W. 14th Street, 4th Floor, Columbus, Georgia 31901;
•by emailing: synovusboardofdirectors@synovus.com; and
•by phoning: (706) 644-2748.
Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any director upon request.
These procedures are also available in the Corporate Governance section of our website at investor.synovus.com. Synovus’ process for handling shareholder and other communications to the Board has been approved by Synovus’ independent directors.

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Shareholder Engagement
Synovus and our Board believe that accountability to our shareholders is key to sound corporate governance principles, and as such, regular and transparent communication with our shareholders is essential to our long-term success. Throughout the year, members of our management team meet regularly with a significant number of our shareholders to discuss our corporate strategy, financial performance, long-term objectives, credit risks, capital management, enterprise risk management, corporate governance, corporate responsibility, and executive compensation. In regularly engaging with our shareholders, we provide perspective on our governance policies and executive compensation practices and seek input from these shareholders to ensure that we are addressing their questions and concerns.
Our on-going shareholder engagement program encompasses a number of initiatives, including:
•Regularly scheduled in-person and virtual meetings with our larger institutional shareholders;
•In-person and virtual meetings with certain large institutional shareholders, with participation by our Lead Director and certain other members of our Board as requested;
•Responses to institutional and retail shareholder correspondence and inquiries;
•Engagement with proxy advisory services such as Glass Lewis and ISS;
•Attendance and participation at approximately eight to ten industry conferences each year;
•In-person and telephonic meetings with rating agencies including Standard & Poor’s, Fitch, and Moody’s;
•Regular engagement with sell-side analysts who cover Synovus to reinforce key themes related to our business strategy and financial performance; and
•Regularly scheduled non-deal road shows in certain larger markets.
Throughout the year, we contacted, virtually and telephonically, many of Synovus’ largest shareholders. This allowed us to better understand and address shareholder questions and concerns related to such issues as our financial performance, the interest rate environment, our strategic objectives, and our long-term growth strategy. Feedback and perspectives shared during these engagement meetings were discussed by executive management and the Board and influenced several changes and disclosure enhancements.
We look forward to continued enhancement of our shareholder engagement program in 2025. We are committed to an open dialogue where investor views and priorities may be gathered and discussed, thereby informing and guiding a deliberative decision-making process with a diverse shareholder base in mind.
Additional Information about Corporate Governance
Synovus has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers, and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about Synovus, including complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders may access Synovus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group, and procedures for reporting complaints and concerns about Synovus, including complaints concerning accounting, internal accounting controls, and auditing matters, in the Corporate Governance section of our website at investor.synovus.com.

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CORPORATE RESPONSIBILITY
Our Purpose
Our purpose is to enable people to reach their full potential - our shareholders, clients, employees, and communities.
The Board is fully engaged in the Company’s corporate responsibility-related strategies, initiatives, and policies. At the committee level, the CHCC assists the Board with human capital management at all levels, as outlined above, and the Risk Committee provides guidance and oversight on certain corporate responsibility risk management, including risks related to climate change and sustainability. The Corporate Governance and Nominating Committee is charged with overall oversight responsibility for strategies and initiatives related to corporate responsibility, supported by a management-level committee which reports to the Corporate Governance and Nominating Committee. This management-level committee is comprised of key internal stakeholders, including representatives from legal, investor relations, credit, facilities, vendor procurement, human resources, compliance, risk management, and the lines of business, as well as the Chair of our Corporate Governance and Nominating Committee who serves as an advisory member.
We have a structured corporate responsibility program that monitors, manages, and oversees all corporate responsibility-related risks and opportunities within the Company. For more information on our framework, strategies, and initiatives, please see our website at www.synovus.com/corporateresponsibility.
Our Commitments

Environmental
As we continue to respond to the evolving regulatory environment in 2024, we continued to evaluate our enterprise-wide environmental impact, including, among other useful data points, our Scope 1 and Scope 2 greenhouse gas emissions. We are committed to being good environmental stewards and, as such, have continued to make strides in reducing our carbon footprint. Since the completion of our three-year baseline assessment of our carbon footprint in 2022, we have disclosed emission results on our website. We have reduced our total Scope 1 and Scope 2 emissions by 6% since 2022. We have accomplished this reduction, in part, by streamlining our real estate square footage by over 100,000 square feet and by increasing energy efficiency efforts to avoid excess usage.

Social Capital
Community relations and philanthropy: Employees and leaders serve charitable organizations and support community endeavors throughout our footprint. During 2024, we contributed nearly $3 million to approximately 400 charitable organizations doing impactful work across our footprint.
Volunteerism is an intrinsic part of Synovus culture. We provided over 6,000 hours in financial education and life skills development in 2024. Through our broader volunteer efforts, our employees also contributed approximately 30,000 community service hours to approximately 6,000 causes.
Access, affordability, and financial inclusion: Our mortgage division continues to support affordable housing with approximately $473 million funded through the end of 2024. We also offer FHA and USDA loans to further serve low and moderate income borrowers. The FHA loan program helps low-to-moderate income families attain homeownership with flexible underwriting standards to give borrowers a greater chance for approval. USDA loans are similar in focus but are specific to borrowers living in rural areas. Synovus made 54 community development loans in 2024, totaling approximately $257 million, and our community investment capital team originated approximately $210 million in project loans and invested more than $223 million in tax credit equity. We also have affordable housing specialists throughout our footprint focused solely on affordable housing and first-time homebuyer financial education and mortgage loan origination, as well as community development managers focused on community development loans, investments, and services. Our most recent Community Reinvestment Act rating, from March 2024, was “Satisfactory.” Through our BankOn-certified budget checking product we can better serve the underbanked.

Human Capital
Synovus strives to provide competitive compensation and benefits that meet the varying needs of employees, including market-competitive pay, healthcare benefits, short- and long-term incentive packages, a 401(k) plan with a dollar-for-dollar company match on employee contributions up to 5% of pay, an employee stock purchase plan, tuition assistance, and wellness and employee assistance programs. We provide additional resources to support our employees' mental health, family needs, and financial well-being. The Company's short- and long-term incentive programs are aligned with our strategy and key business objectives and are intended to motivate strong performance. In 2024, we achieved a Great Place to Work designation by the Great Place to Work Institute and were recognized again among Atlanta's Top Workplaces by the Atlanta Journal Constitution. We also won three Brandon Hall Excellence awards in 2024 in recognition of our Ignite and Catalyst leadership development programs and our customer care team received silver for the HERO Academy. A member of our executive leadership team again received national recognition for The Most Powerful Women to Watch while another senior leader received national recognition for The Most Powerful Women in Banking: Next 2024 from American Banker.
Synovus continued to focus on employee engagement and culture in 2024. In the last employee engagement survey conducted in 2023, we received engagement and favorability levels that ranked Synovus as some of the highest in financial services. Since that 2023 survey, we

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have continued to explore and focus on improvements through our “Voice of the Team Member” action teams. We plan to conduct another employee engagement survey in 2025.
The Company remains committed to creating a compelling work environment with abundant growth and career development opportunity. We continue our efforts of attracting and retaining the brightest and best talent. Of the approximately 1,118 open positions filled in 2024, 45% were filled by internal hires. Approximately 14% of our work force received a promotion in 2024, consisting of 65% women and 32% people of color. Our commitment to our employees has resulted in a long-term workforce with an average tenure of nine years of service. We attribute our ability to attract and retain talent to several factors, including impactful work that affects the communities in which our employees live, strong leadership, availability of career advancement opportunities, and competitive and equitable total rewards.
Synovus is committed to providing access to learning, development, and training opportunities that enable employees to reach their full potential and to achieve the strategic goals of the Company. Synovus enables our employees by providing access to in-person, virtual instructor-led, on demand and curated learning opportunities to support skill development. This includes, but is not limited to, new hire orientation, role-based training programs, technical training, and professional and leadership development. Synovus also encourages employees to devote one hour a week to professional development.
Synovus believes in the importance of equipping leaders and has invested in developing leadership at every level. Our leadership development programs - Ignite, Catalyst, and Connect - focus on frontline leadership, senior leadership, and executive-level readiness through a tailored approach to development and succession planning. We also support and encourage our employees in external development opportunities. We offer a tuition assistance program for employees seeking qualified undergraduate and graduate degrees and other continuing education programs. We also provide 100% tuition coverage for employees selected for specialty banking schools.
We have a strong policy against sexual harassment that extends to all inappropriate and unlawful conduct, regardless of its form and where or when it occurs, including conduct that occurs away from work and all forms of electronic communications, such as social media posts, text messages, or email. Any conduct believed to be in violation of the policy may be reported anonymously to our Ethics Hotline. We have a dedicated Ethics Office as an added measure for promoting honest and ethical conduct, compliance with applicable laws, rules, and regulations, and increased accountability for adherence to as well as prompt internal reporting of violations of the Code of Business Conduct and Ethics.
At Synovus, we value a diversity of backgrounds, experiences, thought, and perspective and strive to have a qualified workforce representative of the clients and communities we serve. As of December 31, 2024, 64% of our employees were women and 31% of our employees were people of color, with 39% of our senior leadership being women and 19% of our senior leadership being people of color. Our executive leadership team is comprised of 46% women and 8% people of color.
To continue to build and attract a diverse workforce representative of the clients and communities we serve, in 2024, Synovus continued to work with key organizations and partnerships to strengthen our recruiting efforts. In 2024, we became a certified DofD SkillBridge industry partner, allowing participating service members to continue to receive their military compensation and benefits while industry partners provide civilian training and work experience. In addition to an increased focus on military recruitment, we also continued our campus recruiting efforts, executing a comprehensive recruitment strategy with a focus on diversity, and deepening our relationships with historically black colleges and universities in our markets. We continued to partner with diverse external professional organizations such as the Latin American Association Unidos in Finance program and leveraged our numerous and varied employee resource groups for internal referrals. Moreover, we continued to focus on awareness and improvements in the diversity of our early talent internship and accelerated banker programs.
As to the existing workforce, in 2024, Synovus continued work toward increasing all dimensions of engagement and belonging across our employee population and all levels within the organization, engaging six employee resource groups to assist with talent acquisition, development, and community outreach, and increasing our internal dialogue through forums and listen and learn events. Membership and engagement by our employees in our six employee resource groups continued to meaningfully increase in 2024, and we launched a new employee resource group focused on early in career employees.
As part of our commitment to fair and equitable compensation for all employees, and consistent with our enterprise-wide work to ensure that employees in similar positions are paid comparably, in 2024, Synovus conducted gender and ethnicity pay equity analysis to augment the ongoing pay equity work being conducted by the Company. Results of the analysis and the resulting nominal pay adjustments were shared with the CHCC.

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DIRECTOR COMPENSATION
Director Compensation Program
The CHCC is responsible for the oversight and administration of the Synovus director compensation program. The CHCC reviews the director compensation program annually with the assistance of its independent compensation consultant, who provides a report evaluating the program relative to peer and broader market practices. The following is a description of the director compensation program for 2024.

Cash Compensation of Directors
As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table, during 2024, non-management directors of Synovus received an annual cash retainer of $75,000, with:
•Audit Committee and Risk Committee members receiving an additional cash retainer of $15,000 (with the Chairs of these committees also receiving an additional cash retainer of $20,000);
•CHCC members receiving an additional cash retainer of $12,500 (with the Chair of this committee also receiving an additional cash retainer of $17,500);
•Corporate Governance and Nominating Committee members receiving an additional cash retainer of $10,000 (with the Chair of this committee also receiving an additional cash retainer of $15,000); and
•the Lead Director receiving an additional cash retainer of $40,000.
Members of the Executive Committee did not receive any additional compensation for their service on that committee. In addition, directors who are employees of Synovus do not receive any additional compensation for their service on the Board.
By paying directors an annual retainer, Synovus compensates each director for his or her role and judgment as an advisor to Synovus, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee and Risk Committee receive a higher cash retainer based upon the enhanced duties, time commitment, and responsibilities of service on those committees. The Board believes that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on advisory committees of the Synovus Board.
The members of the Board are compensated each April for their service on the Board from the date of the annual meeting to the following year’s annual meeting. As such, the Board was compensated in 2024 for the full year of service for the period from April 24, 2024 through April 24, 2025.
Directors may elect to defer all or a portion of their cash compensation under the Synovus Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts mirror the return of one or more investment funds selected by the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Ms. Apter, Dr. Pastides, Mr. Storey, and Ms. Villoch elected to defer all or a portion of his or her 2024 cash compensation under this plan.

Equity Compensation of Directors
During 2024, non-management directors also received awards of restricted stock units under the Synovus 2021 Omnibus Plan. Effective on April 23, 2024, the Board approved grants of 2,988 restricted stock units ($110,000 grant date fair market value) to each of the non-management members of the Board elected on April 24, 2024 to serve as directors for a term ending on April 24, 2025. The director restricted stock units become fully vested and transferable upon the earlier to occur of the completion of three years of service following the grant date and the date the holder reaches mandatory retirement, as set forth in the Corporate Governance Guidelines. These restricted stock unit awards are designed to create equity ownership and to focus directors on the long-term performance of Synovus.
Directors may elect to defer all of their equity compensation under the Synovus Directors’ Deferred Compensation Plan. All deferred equity awards are payable in the form of shares of Synovus stock. Ms. Apter, Mr. Storey, and Ms. Villoch elected to defer his or her 2024 equity compensation under the plan.
Synovus’ Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying Synovus directors may purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount (equal to 15% of the directors’ cash contributions in 2024). Participants in the Director Stock Purchase Plan are fully vested in all shares of Synovus stock purchased for their benefit under the Plan and may request that the shares purchased under the Plan be released to them at any time. Synovus’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table below. Synovus’ contributions under the Director Stock Purchase Plan provide directors the opportunity to buy and maintain an equity interest in Synovus and to share in the capital appreciation of Synovus.

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Director Stock Ownership Guidelines
Synovus’ Corporate Governance Guidelines require all directors over time to accumulate shares of Synovus stock equal in value to at least five times the value of their annual retainer. Directors have five years to attain this level of total stock ownership, but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of Synovus’ directors to that of Synovus’ shareholders and the long-term performance of Synovus. The restricted stock unit awards to directors and Synovus’ contributions under the Director Stock Purchase Plan assist and facilitate directors’ fulfillment of their stock ownership requirements. All of Synovus’ directors were in compliance with the guidelines as of December 31, 2024.
Director Compensation Table
The following table summarizes the compensation paid by Synovus to non-management directors for the year ended December 31, 2024.

Name**	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Stacy Apter	$100,000	$110,000	$3,000	(3)	$213,000
Tim E. Bentsen	160,000	110,000	1,500		271,500
Pedro Cherry	125,000	110,000	10,500	(3)(4)	245,500
John H. Irby	102,500	110,000	3,000	(3)	215,500
Diana M. Murphy	127,500	110,000	3,000	(3)	240,500
Harris Pastides	120,000	110,000	3,000	(3)(4)	233,000
John L. Stallworth	100,000	110,000	3,000	(3)	213,000
Barry L. Storey	97,500	110,000	10,100	(3)(4)	217,600
Alexandra Villoch	102,500	110,000	—		212,500
Teresa White	102,500	110,000	—		212,500
**Mr. Blair did not receive additional compensation for serving as a director. His 2024 compensation is described under the Summary Compensation Table found on page 47 of this Proxy Statement. Mr. Montana, elected to the Board and the Audit and Risk Committees effective January 1, 2025, received compensation on a pro rata basis for his Board service (cash compensation of $32,795 and an equity award with a grant date fair value of $34,356, or 676 restricted stock units, for the period from January 1, 2025 to April 24, 2025).
(1)For each director reflects fees paid in 2024 for service on the Board from April 24, 2024 to April 24, 2025.
(2)The grant date fair value of the shares of restricted stock units awarded to each director in 2024 was $110,000 as determined in accordance with FASB ASC Topic 718. For a discussion of the restricted stock units reported in this column, see Note 15 of the Notes to the Audited Consolidated Financial Statements in the 2024 Annual Report. As of December 31, 2024, each of the directors, other than Ms. Apter, Mr. Irby, and Ms. Villoch, held 9,568 restricted stock units. Ms. Apter held 6,824 restricted stock units, and Mr. Irby and Ms. Villoch each held 9,950 restricted stock units as of December 31, 2024.
(3)Includes contributions made by Synovus under Synovus’ Director Stock Purchase Plan of the following amounts for the following directors: $1,500 for Mr. Bentsen and $3,000 for Ms. Apter, Ms. Murphy and each of Messrs. Cherry, Irby, Pastides, Stallworth, and Storey. As described more fully above, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and in 2024, Synovus contributed an additional amount equal to 15% of the directors’ cash contributions under the plan.
(4)Includes compensation of $7,500 for Mr. Cherry and $7,100 for Mr. Storey for service as an advisory director of certain of Synovus’ market advisory boards.

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PROPOSALS TO BE VOTED ON
Proposal 1     Election of Directors

Number
Pursuant to Synovus’ bylaws, the Board shall consist of not less than 8 nor more than 25 directors, with such number to be set either by the Board or shareholders representing at least a majority of the votes entitled to be cast by the holders of all of Synovus’ issued and outstanding shares. Currently, the size of the Board is set at 12 members, but the Board has set the size at 11 members effective at the date of the Annual Meeting. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 11 nominees named in this Proxy Statement. The nominees for election have the following characteristics:

Nominees for Election as Director
The 11 nominees for director named in this Proxy Statement were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters—Consideration of Director Candidates—Director Qualifications” on page 14 of this Proxy Statement and described below. With respect to the nomination of continuing directors for re-election, the Corporate Governance and Nominating Committee also considers the individual’s contributions to the Board and its committees. All of the nominees currently serve as directors. The nominees have extensive experience in banking and financial services as well as insurance, investment management, operations, commercial real estate, risk management, corporate finance, and accounting. In addition, each of the nominees has:
✓    Demonstrated business acumen and financial literacy;
✓    A high degree of engagement and commitment;
✓    A reputation for high integrity, judgment, professionalism, and adherence to high ethical standards;
✓    Extensive experience in the public, private, or not-for-profit sectors;
✓    Leadership and expertise in their respective fields;
✓    Strategic thinking; and
✓    Involvement in educational, charitable, and community organizations.

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Our nominees also have a wide range of other qualifications, skills, and experiences that align with our long-term corporate strategy. The following matrix provides information regarding these qualifications and attributes which our Board believes are relevant to our business and industry. The matrix does not encompass all of the qualifications, skills, and experiences of our nominees, and the fact that a particular attribute is not listed does not mean that a nominee does not possess it. In addition, the absence of a particular attribute with respect to any of our directors does not mean that the nominee in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the members of the Board. In addition, directors gain substantial experience through Synovus Board service, which involves significant exposure to the complex regulations and changing landscape of the banking industry.

Qualifications, Skills, and Experience	Apter	Bentsen	Blair	Cherry	Irby	Montana	Murphy	Pastides	Storey	Villoch	White
Banking and Financial Services		●	●			●				●	●
Accounting/Financial Reporting	●	●	●	●		●	●			●
C-Suite/Executive Leadership	●		●	●		●	●	●		●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●
Corporate Governance	●	●			●	●	●	●	●	●
M&A/Capital Markets/Public Finance	●		●	●			●		●
Public Company	●	●	●	●		●	●			●	●
Human Capital Mgmt/Executive Compensation	●	●	●	●			●	●		●	●
Legal/Regulatory Affairs/Compliance		●			●	●		●			●
Communication and Branding			●	●			●	●		●	●
Risk Management	●	●	●	●	●	●	●	●	●		●
Technology and Digital Innovation						●		●		●	●
Business Operations	●		●	●	●	●			●	●	●
Real Estate		●			●				●

Additional Attributes and Information
Independent	●	●		●	●	●	●	●	●	●	●
Relevant Geographic Markets	●	●	●	●	●	●	●	●	●	●	●
Race/Ethnicity
White/Caucasian	●	●	●		●	●	●	●	●
Black/African American				●							●
Hispanic/Latino										●
Gender
Male		●	●	●	●	●		●	●
Female	●						●			●	●

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The following table sets forth information regarding the 11 nominees for election to the Board as of the date of this Proxy Statement.

Name	Age	Year First Elected Director	Principal Occupation	Committees
Stacy Apter	58	2023	Senior Vice President and Treasurer, Head of Corporate Finance, The Coca-Cola Company	A, CGN
Tim E. Bentsen	71	2014	Partner, Retired, KPMG LLP	A, CHCC (Chair), E
Kevin S. Blair	54	2020	Chairman of the Board, Chief Executive Officer, and President, Synovus Financial Corp.	E (Chair)
Pedro Cherry	54	2020	President, Mississippi Power	A (Chair), R, E
John H. Irby	62	2022	Attorney, Wilson Brock & Irby, LLC	CHCC, R
Gregory Montana	56	2025	Executive Vice President and Chief Risk Officer, Retired, Fidelity National Information Services, Inc.	A, R
Diana M. Murphy	68	2017	Managing Director, Rocksolid Holdings, LLC	A, CGN (Chair), CHCC, E
Harris Pastides	71	2014	Distinguished President Emeritus, University of South Carolina	CGN, E, R (Chair)
Barry L. Storey	65	2013	Principal, BLS Holdings Group, LLC	CGN, CHCC
Alexandra Villoch	67	2022	Chief Executive Officer, Baptist Health Foundation	A, CHCC
Teresa White	58	2019	President Emeritus, Aflac US	CHCC, R

A:	Audit Committee
CGN:	Corporate Governance and Nominating Committee
CHCC:	Compensation and Human Capital Committee
E:	Executive
R:	Risk
The business experience and other specific skills, attributes, and qualifications of each of the nominees is as follows:

Stacy Apter is the Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company, a publicly held total beverage company with products sold in more than 200 countries and territories. In this role, she leads The Coca-Cola Company’s corporate finance function including internal audit, tax, treasury, investor relations, and finance integration and capabilities. Ms. Apter is also responsible for liquidity management and management of The Coca-Cola Company’s capital structure, financial risks, insurable risks, and asset portfolios. She also chairs The Coca-Cola Company’s risk steering committee. Prior to assuming this role in 2020, Ms. Apter served as the Chief of Staff for The Coca-Cola Company’s Chairman of the Board and Chief Executive Officer, assisting with The Coca-Cola Company’s reorganization efforts and broader cultural transformation. She has held a number of other roles within treasury and global benefits since joining The Coca-Cola Company in 2005, including as assistant treasurer, where she led capital management, currency hedging, risk and insurance, and benefits and investments functions. Ms. Apter began her career as a pension actuary and consultant at Pricewaterhouse Coopers for 12 years. She is a director of Coca-Cola Bottlers Japan Holdings, a public company listed on the Tokyo Stock Exchange, serving on its audit committee and supervisory committee, and The Westside Future Fund and holds a bachelor’s degree in mathematics and economics from Sweet Briar College. Ms. Apter’s extensive experience in corporate finance and capital markets and her background in strategic and cultural transformation provides our Board with an invaluable resource on public company best practices, liquidity management, capital planning, and transformation as we continue to grow and transform Synovus.

Tim E. Bentsen is a former audit partner and practice leader of KPMG, a U.S. based global audit, tax, and advisory services firm, a position he retired from in 2012. Over his 37 years with KPMG, he served as an audit partner for numerous banks and other financial services companies and served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner. Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee. Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute. Previously, Mr. Bentsen served as a member of the board of directors, chair of the audit committee, and member of the finance committee of CatchMark Timber Trust, Inc., a public timberland real estate investment company. He holds a bachelor’s degree in business administration from Texas Tech University. Mr. Bentsen practiced as a certified public accountant for 40 years. He is our Lead Director and the Chair of our CHCC. Mr. Bentsen’s extensive audit and accounting experience in the financial services industry coupled with his corporate governance, risk management, and financial acumen enhances the Board’s knowledge in these areas.

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Kevin S. Blair is the Chairman of the Board, Chief Executive Officer, and President of Synovus. He was appointed Chairman of the Board effective January 1, 2023 and became President and Chief Executive Officer in April 2021. Prior to that time and since December 2019, Mr. Blair served as President and Chief Operating Officer and as Senior Executive Vice President and Chief Operating Officer at Synovus from December 2018 until December 2019. Mr. Blair joined Synovus in August 2016 and served as Executive Vice President and Chief Financial Officer until he became Chief Operating Officer in 2018. Prior to that time, Mr. Blair served as Corporate Treasurer of SunTrust Bank and served in various leadership roles in such areas as credit risk management, corporate strategy, finance, and line management during his nearly 20-year career with SunTrust. He began his banking career at Signet Bank in Richmond, Virginia in 1995, having received a bachelor’s degree in economics and management from James Madison University and a master’s degree in business from George Washington University. Mr. Blair serves on the boards of such non-profit organizations as the United Way of the Chattahoochee Valley, the Georgia Research Alliance, and the Columbus Chamber of Commerce. Mr. Blair’s financial acumen, extensive banking experience in the Southeast, and his first-hand knowledge of our lines of business and corporate strategy provide our Board a valuable resource for understanding the day-to-day operations and strategic direction of the Company and the industry.

Pedro Cherry is the President of Mississippi Power, overseeing all aspects of operations for the electric utility and subsidiary of Southern Company, a public company and one of the largest generators of electricity. Prior to taking that position in March 2025 and since August 2020, Mr. Cherry served as the President and Chief Executive Officer of Atlanta Gas Light and Chattanooga Gas, two regional natural gas utilities and subsidiaries of Southern Company. From February 2017 to August 2020, he served as Executive Vice President of Customer Service and Operations of Georgia Power, the largest subsidiary of Southern Company. From 2006 to 2017, Mr. Cherry served in various other leadership positions within the Southern Company family of companies, including Senior Vice President of the Metro Atlanta Region of Georgia Power, Metro West Region manager and Vice President of Community and Economic Development of Georgia Power. Prior to 2006, he spent nine years in finance-related leadership positions, including Chief Financial Officer - International Division, with Southern Energy Inc., a Southern Company subsidiary that later became Mirant Corp. He began his career as an engineering and business analyst for Carolina Power and Light Corp. In addition to his current role at Atlanta Gas Light and Chattanooga Gas, Mr. Cherry serves on the advisory board of Synovus’ banking division in North Georgia. He also serves on the boards of The Carter Center, Boys and Girls Club – Southeast Region, Grady Memorial Hospital Corporation, Metro Atlanta Chamber of Commerce, the Georgia Chamber of Commerce, and the Rotary Club of Atlanta. He is also NACD Directorship Certified, a CFA charter holder, and a member of the CFA Institute and the Auburn’s Alumni Engineering Advisory Council. Mr. Cherry’s extensive leadership experience within finance operations and customer service divisions of a complex public organization provides our Board with a valuable resource and perspective.

John H. Irby is a commercial real estate investor and attorney with Atlanta-based Wilson Brock & Irby, LLC, specializing in commercial estate transactions, corporate transactions, commercial litigation, and general business matters. He has practiced law for over 30 years and is also the managing partner of Tall Pines Properties, LLC and Equity Resource Partners, LLC, entities which are engaged in the acquisition, management, and redevelopment of commercial real property and timberland in the Southeast. Mr. Irby currently serves as a director on a number of boards, including the Georgia Lottery Corporation where he serves as Chair, the Georgia Historical Society Endowment Trust, and W.C. Bradley Company. His past board service includes service on the boards of the Georgia Department of Corrections, Darlington School, Atlanta Steeple Chase, and the Bradley-Turner Foundation, among others. Mr. Irby’s legal background, commercial real estate expertise, and deeply rooted community engagement provides our Board with meaningful expertise in such matters as well as valuable leadership skills.

Gregory Montana is the former Executive Vice President and Chief Risk Officer of Fidelity National Information Services, Inc., or FIS, having retired from that position in April 2023. During his 11-year tenure at FIS, Mr. Montana managed and mitigated FIS’ key risks including those related to cybersecurity, operations, credit, compliance, regulatory, corporate responsibility, business continuity, crisis management, third party, and fraud for all business segments, including banking, payments, and capital markets. Mr. Montana is a certified Chief Information Security Officer and former board member of the Internet Security Alliance and the Financial Service Information Sharing and Analysis Center (FS-ISAC) Sheltered Harbor Organization and holds a cyber risk oversight certificate from the National Association of Corporate Directors. Prior to his time at FIS, Mr. Montana managed risk in various leadership positions at such companies as Bank of America, PayPal, Lloyds Banking, Deloitte Consulting, and JPMorgan Chase Bank. He serves on the board of directors for the United Way of Northeast Florida and is an active member and former board chair of Jacksonville Catholic Charities. Mr. Montana holds an MBA from the Wharton School of the University of Pennsylvania and received a BA from Boston College. Mr. Montana’s expertise in risk management and extensive financial acumen, as well as his significant experience with complex public corporations in the financial services industry, provide our Board with a valued perspective and resource as we evolve our corporate strategy and mature our risk management framework.

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Diana M. Murphy is the Managing Director of Rocksolid Holdings, LLC, a private equity firm focused on small businesses and real estate in the Southeast. She is a past President of the United States Golf Association, serving for seven years on its Executive Committee and as the Vice President and Treasurer for the organization. From 2012 to 2015, Ms. Murphy was Managing Director of the Georgia Research Alliance Venture Fund, a private equity firm invested in early-stage technology and life science companies created out of the state’s research universities. She also served for 11 years as the Managing Director of Chartwell Capital Management Company, a private equity firm located in Jacksonville, Florida, and 15 years as the Senior Vice President and Chief Revenue Officer of The Baltimore Sun Company. Ms. Murphy holds a bachelor’s degree from West Virginia University. She serves on the board of American International Group, Inc., or AIG, a public company and leading global insurance organization, serving on its compensation and management resources committee and nominating and corporate governance committee. Ms. Murphy also serves as the non-executive Chair of the Board of Landstar System, Inc., or Landstar, a public company that provides integrated transportation management solutions worldwide, chairs its nominating and corporate governance committee, and serves on its audit committee, compensation committee, safety and risk committee, and strategic planning committee. In addition, she serves on the board of Atlanta Braves Holdings, Inc., a public company that owns the ownership and voting interest in Braves Holdings, LLC, chairing its nominating and corporate governance committee as well as serving on its audit committee and compensation committee. Ms. Murphy serves on a number of other boards, both private and charitable, including the board of the Boys and Girls Club of Southeast Georgia and the College of Coastal Georgia Foundation and the advisory board of Synovus’ Sea Island market. Ms. Murphy’s extensive experience and leadership of the boards of publicly-traded companies, along with her business acumen, management experience, and risk management expertise in private equity, well qualify her to serve on our Board.

Harris Pastides is Distinguished President Emeritus of the University of South Carolina, having retired as President in July 2022. Prior to his 2022 retirement, he served as President for 12 years, with a brief retirement from mid-2019 to 2021. From 2003 to 2008, Dr. Pastides served as vice president for research and health sciences and dean of the Arnold School of Public Health and as executive director of the South Carolina Research Foundation. He joined the University of South Carolina in 1998 as Dean of the School of Public Health and as a professor of epidemiology. Dr. Pastides played a key role in the establishment of Health Sciences South Carolina, a consortium of the state’s research universities and leading hospital systems, and an integral part in the development of Innovista, the university’s 500-acre innovation and research district. Prior to joining the University of South Carolina, Dr. Pastides held various positions at the University of Massachusetts at Amherst for over 13 years, including professor of epidemiology and chair of the department of biostatistics and epidemiology. He serves on the board of trustees of the American Medical Association and as a member of our local advisory board in South Carolina. In addition, Dr. Pastides has served on a number of professional organizations and civic boards, including the South Carolina Governors School for the Arts and Humanities, S.C. River Alliance, the Council on Research Policy and Graduate Education, and EngenuitySC. He received a master’s in public health, a master’s of philosophy degree in epidemiology, a doctorate degree from Yale University, and a bachelor’s degree from the University of Albany, State University of New York. Dr. Pastides is a former Fulbright senior research fellow and has received numerous other professional awards and recognitions for his research work and leadership, including recognition as the South Carolina Chamber of Commerce Public Servant of the Year, the Ellis Island Medal of Honor, the Chief Executive Leadership Award from the Council for Advancement and Support of Education, and the Richard Allen award from Allen University. His experience in management and complex organizations and his background in research, innovation, and education provide our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and risk management.

Barry L. Storey is the Principal of BLS Holdings Group, LLC, an Augusta, Georgia-based company with the primary focus of managing a portfolio of retail real estate properties and various alternative assets. Prior to January 2015, he was the Founding Partner of Hull Storey Gibson Companies, LLC, a retail acquisition and development real estate company founded in 1992. The company owned and operated over 13 million square feet of retail strip centers and enclosed mall properties in the Southeast. Prior to 1992, Mr. Storey worked as a project manager in the Mall Development Division for CBL & Associates Properties, Inc. Mr. Storey holds a bachelor’s degree from the University of Georgia. He has extensive experience with and commitment to philanthropic and community service. In 2010, Mr. Storey received the “Outstanding Philanthropist Award” from the Young Professionals of Augusta and in 2014, was inducted into the Business Hall of Fame of the Central Savannah River Area, or CSRA. He is past president of the Exchange Club of Augusta, past president of the Family Y Board of Directors, past chair of the Community Foundation for the CSRA, and past chair of the UGA Terry College of Business Dean’s Advisory Council. Mr. Storey also served as a trustee of the University of Georgia Foundation. Currently, he serves as a director on a number of boards, including Aruna Bio, a privately-owned biomedical company, and the University of Georgia Athletic Association. Mr. Storey is also a trustee for the Georgia Research Alliance and serves on the advisory boards of our Athens and Augusta markets. His extensive experience and expertise in real estate acquisition, development, and management and his background in the markets in which we serve provides our Board with significant insight, particularly as we continue to refine and execute our growth strategies for the future.

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Alexandra Villoch is the Chief Executive Officer of the Baptist Health Foundation, a part of Baptist Health South Florida, one of the largest regional healthcare systems in the Southeast. In her role as CEO, she leads the Foundation’s philanthropic efforts in support of Baptist Health’s investment in clinical research, technology, and patient support services. In addition, Ms. Villoch leads Baptish Health’s government and community relations division and hospitality and international patient divisions. She has served in this role since June 2019. Prior to that time and for five years since 2014, Ms. Villoch served as East Region Publisher for the McClatchy Company, a national news media company, overseeing all print and digital operations for newspapers throughout the eastern United States, including newspapers within Synovus’ footprint, and leading the custom publishing and commercial printing operations in the region. As a part of her role, Ms. Villoch also led certain of the media company’s strategic objectives, including the strategic transition to digital and the strategy related to the Spanish language in the company’s service of its diverse South Florida community. Prior to that time and for nine years, she served in a number of other leadership positions at McClatchy. She began her career in the airlines and banking businesses. Ms. Villoch is a Past-Chair of The Beacon Council, Miami Dade County’s economic development agency, and continues to serve on the executive committee of the board. She is Chair Emeritus of the One Community One Goal initiative, past Board Chair of Big Brothers and Big Sisters of Miami, and also served on the Miami Dade College Foundation board. In addition, Ms. Villoch has been the recipient of numerous community service and leadership awards for her work in the Miami area. Ms. Villoch’s considerable experience in accounting, finance, and strategic matters, as well as her knowledge and expertise in the economies and businesses of South Florida, one of our largest and highest growth markets, provides the Board with a meaningful perspective and valuable insight.

Teresa White is President Emeritus of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company. Prior to moving into that role in January 2023 and since October 2014, she served as President of Aflac U.S. As President, Ms. White’s responsibilities included marketing, sales and distribution, information technology, corporate communications, operations, US financial management, and shared services. She oversaw the company’s extensive distribution network of individual agents and brokers across the country, as well as nearly 5,000 employees. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013, and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others. Ms. White serves on the Board of Landstar and serves on its nominating and corporate governance committee, audit committee, compensation committee, safety and risk committee, and strategic planning committee. She is active in her community, having served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, NeighborWorks Columbus, and Americas Health Insurance Plans. Ms. White has been recognized for her leadership with a number of awards, including three consecutive years as Black Enterprise’s Most Powerful Women in Business, Bizwomen’s 2016 Women to Watch, Atlanta Business Chronicle’s Women Who Mean Business, and numerous recognitions by American Business Awards. She holds a bachelor’s degree in business administration from the University of Texas at Arlington and a master’s degree in management from Troy State University. She is also NACD Directorship Certified. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent, and risk management experience at the executive level in the financial services industry, guides the Company in its long-term strategic and operational planning and adds a valuable resource to the Board.

The Board of Directors unanimously recommends that you vote “FOR” each of the 11 nominees.

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Proposal 2    Approval of Advisory Vote on the Compensation of our Named Executive Officers as Determined by the CHCC
Synovus believes that our compensation policies and procedures for our named executive officers are competitive, are focused on pay for performance principles, and are strongly aligned with the long-term interests of our shareholders. Synovus also believes that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Each year, as required by Section 14A of the Securities Exchange Act, we give you, as a shareholder, the opportunity to endorse the compensation for our named executive officers. The proposal described below, commonly known as a “Say on Pay” proposal, gives you the opportunity to approve, on an advisory basis, such compensation as described in this Proxy Statement.
In deciding how to vote on this proposal, the Board encourages you to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement and the tabular and narrative disclosure which follows it. In those sections, we discuss each element of compensation, including base salaries, short-term incentives, long-term incentives, and retirement benefits. We also discuss our policies and other factors which affect the decisions of our CHCC.
In many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.
We believe our executive compensation is aligned with shareholders because:
•We tie compensation to performance. A majority of executive compensation is subject to performance targets. Awards under our short-term and long-term incentive plans vary based on Synovus’ financial results and shareholder return.
•We generally use objective criteria and performance metrics which relate to our strategic goals and results delivered for shareholders. In 2024, our incentive plans included adjusted EPS, adjusted ROAA, return on average tangible common equity (as adjusted), or adjusted ROATCE, and relative total shareholder return, or TSR.
•Our program emphasizes alignment with long-term shareholders by granting more than half of incentives through equity awards and requiring executives to maintain equity holdings through stock ownership guidelines and our CEO “hold until retirement” policy.
•We include specific methods for evaluating risk performance in our annual and long-term incentive plans, and adjusting payouts if necessary, to ensure that executives are not incentivized to take unnecessary or excessive risks.
We believe that the compensation delivered to each named executive officer in 2024 was fair, reasonable, and aligned with our performance and strategic and individual objectives.
Unless the Board modifies its policy on the frequency of future “Say on Pay” advisory votes, the next “Say on Pay” vote will be held at the 2026 annual meeting of shareholders.
The Board of Directors unanimously recommends that you vote “FOR” the advisory vote on the compensation of the named executive officers as determined by the CHCC.

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Proposal 3    Ratification of Appointment of the Independent Auditor
The Audit Committee has appointed the firm of KPMG as the independent auditor to audit the consolidated financial statements of Synovus and its subsidiaries for the fiscal year ending December 31, 2025 and Synovus’ internal control over financial reporting as of December 31, 2025. KPMG has been appointed continuously since 1975 as our independent auditor. Although shareholder ratification of the appointment of Synovus’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for Synovus.
The Audit Committee annually reviews KPMG’s independence and performance in connection with the determination to retain KPMG. In conducting its review this year, the Audit Committee considered, among other things:
•KPMG’s historical and recent performance on Synovus’ audit, including the extent and quality of KPMG’s communications with the Audit Committee;
•feedback from Synovus’ senior management on the quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the current engagement by KPMG’s audit team;
•data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on KPMG;
•KPMG’s tenure as Synovus’ independent auditors and its depth of understanding of Synovus’ business, accounting policies and practices, and internal control over financial reporting;
•KPMG’s exhibited professional skepticism;
•the expertise and capability of KPMG’s lead audit partner;
•the advisability and potential impact of selecting a different independent public accounting firm; and
•KPMG’s independence (see “Audit Committee Report” on page 32 of this Proxy Statement).
Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Synovus and its shareholders to appoint KPMG to serve as Synovus’ independent auditor for 2025.
Synovus’ Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner, including at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidate(s) to be considered for the lead engagement partner role, who are then interviewed by members of Synovus’ senior management. After discussing the results of senior management’s interviews, the members of the Audit Committee, as a group, interview the candidate(s). The Audit Committee then considers the appointment and votes on the selection.
Representatives of KPMG will be present virtually at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.
The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the independent auditor for the year 2025.

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EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each executive officer of Synovus as of the date of this Proxy Statement.

Name	Age	Position with Synovus
Kevin S. Blair (1)	54	Chairman of the Board, Chief Executive Officer, and President
D. Wayne Akins, Jr. (2)	61	Executive Vice President and Chief Community Banking and Wealth Services Officer
D. Zachary Bishop (3)	49	Executive Vice President, Technology, Operations, and Security
Shellie R. Creson (4)	57	Executive Vice President and Chief Risk Officer
Robert W. Derrick (5)	61	Executive Vice President and Chief Credit Officer
Thomas T. Dierdorff (6)	57	Executive Vice President and Head of Corporate and Investment Banking
Sharon Goodwine (7)	52	Executive Vice President and Chief Human Resources Officer
Andrew J. Gregory, Jr. (8)	49	Executive Vice President and Chief Financial Officer
Kevin J. Howard (9)	60	Executive Vice President and Chief Wholesale Banking Officer
Jill K. Hurley (10)	45	Chief Accounting Officer and Corporate Controller
Allan E. Kamensky (11)	63	Executive Vice President and General Counsel
Katherine M. Weislogel (12)	54	Executive Vice President and Head of Treasury and Payment Solutions
Elizabeth D. Wolverton (13)	51	Executive Vice President and Head of Consumer Banking and Brand Experience
(1)As Mr. Blair is a director of Synovus, relevant information pertaining to his position with Synovus is set forth under the caption “Nominees for Election as Director” beginning on page 21 of this Proxy Statement.
(2)D. Wayne Akins, Jr. was elected as Executive Vice President and Chief Community Banking and Wealth Services Officer in January 2024. Prior to that and for five years, he served as Executive Vice President and Chief Community Banking Officer. Mr. Akins served as Executive Vice President and Chief Retail Banking Officer from July 2014 to January 2019. For 19 years prior to that time, he held various other banking positions with Synovus Bank, including Chief Community Banking Officer, Regional Chief Executive Officer, and Bank Division Chief Executive Officer. Mr. Akins has approximately 35 years of experience in the banking industry.
(3)D. Zachary Bishop joined Synovus in November 2018 as Executive Vice President, Technology, Operations, and Security. Prior to that time, he served as Executive Vice President and Chief Information Officer of Renasant Bank. Before joining Renasant in 2013, Mr. Bishop held many senior leadership positions within technology, operations, mergers and acquisitions, and digital innovation with Regions Bank. Mr. Bishop has approximately 30 years of experience in information technology within the banking industry.
(4)Shellie R. Creson joined Synovus in July 2022 as Executive Vice President and Chief Risk Officer. Prior to that time and for five years, she served as Executive Vice President and Chief Audit Executive for Fifth Third Bancorp. Prior to joining Fifth Third in 2017, Ms. Creson was with Regions Financial for 10 years where she served in various leadership positions in strategic and corporate planning, audit, and finance, including most recently as Executive Vice President, Deputy Director of Audit. Ms. Creson also has over 10 years’ experience as a certified public accountant at KPMG, working primarily with financial services institutions.
(5)Robert W. Derrick was elected Executive Vice President and Chief Credit Officer in January 2019. Prior to that time and since 2003, he served in various roles within Synovus’ credit division, including Chief Community Credit Officer and Group Executive – Credit Risk. Prior to joining Synovus in 2003, Mr. Derrick served in various capacities with Wachovia Bank. He has more than 38 years of experience in the banking industry. Mr. Derrick has announced his retirement from the Company effective as of March 31, 2025.
(6)Thomas T. Dierdorff joined Synovus in November 2021 as Executive Vice President and Head of Corporate and Investment Banking. Prior to that time and for 7 years, he served as Executive Vice President, Managing Director and Financial Services Group Head for Regions Bank and Regions Securities. Prior to his time at Regions, Mr. Dierdorff led the insurance corporate and investment banking practice at SunTrust Robinson Humphrey and worked in financial institutions investment banking at Wachovia Securities and its predecessor firms. He has over 30 years of financial services experience.
(7)Sharon Goodwine joined Synovus in May 2021 as Executive Vice President and Chief Human Resources Officer. Prior to that time and for over 20 years, she served in a number of leadership positions at Wells Fargo, including Head of Enterprise Talent, Executive Vice President, and other senior human resources positions. She began her banking career in commercial banking with SunTrust in 1995.
(8)Andrew J. Gregory, Jr. was elected Executive Vice President and Chief Financial Officer in June 2019. Prior to that time, he was Executive Vice President and Head of Corporate Financial Strategy of Regions Financial Corporation, having held that position since January 2019. From 2009 to 2019, he served in various leadership roles at Regions, including Executive Vice President and Head of Corporate Development and Profitability, Assistant Treasurer, and Chief Investment Officer. Prior to joining Regions and for 10 years, Mr. Gregory was a Senior Vice President and Portfolio Manager at Wachovia Bank.
(9)Kevin J. Howard was elected as Executive Vice President and Chief Wholesale Banking Officer in December 2018. Prior to that time and for 10 years, he served as Executive Vice President and Chief Credit Officer. For 15 years prior to that time, Mr. Howard served in a number of other banking positions with Synovus Bank, including Senior Vice President and Credit Manager and Senior Vice President of commercial real estate, correspondent, and affiliate lending. Mr. Howard has more than 32 years of experience in the banking industry.
(10)Jill K. Hurley was elected Chief Accounting Officer in August 2018 and was elected Corporate Controller in January 2020. Prior to joining Synovus in 2018 and since February 2015, Ms. Hurley was Director of Financial Reporting and Accounting Policy at IberiaBank Corporation. From 2012 to 2015, she served as Business Unit Controller for Regions Bank. Prior to joining Regions, Ms. Hurley served 10 years in public accounting and is a certified public accountant.

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(11)Allan E. Kamensky has served as Executive Vice President and General Counsel since joining Synovus in February 2014. From February 2014 to December 2019, he also served as Secretary of Synovus. Prior to joining Synovus, he served as a partner in the law firm of Page, Scrantom, Sprouse, Tucker & Ford, P.C., or PSSTF, in Columbus, Georgia, where his practice focused on banking, lending and real estate law, commercial transactions, workouts, loan sales, banking litigation, bank regulatory matters, and zoning. He practiced law at PSSTF for approximately 16 years.
(12)Katherine M. Weislogel was elected Executive Vice President and Head of Treasury and Payment Solutions in July 2021, having served as Head of Treasury and Payment Solutions since joining the Company in March 2019. Prior to that time and for nearly three years, she served a dual role as Managing Director and Team Leader of the U.S. commercial treasury and payment solutions business for BMO Harris Bank. She has also served in various leadership roles with Wells Fargo and Fifth Third, including within treasury management, retail, brokerage, and commercial. She has over 30 years of experience in the banking industry.
(13)Elizabeth D. Wolverton was elected as Executive Vice President and Head of Consumer Banking and Brand Experience in January 2022. From January 2018 to January 2022, she served as Executive Vice President and Chief Strategy and Customer Experience Officer, having served as Chief Strategy Officer since April 2014. Prior to April 2014 and since joining the Company in 2003, Ms. Wolverton has served in a number of other leadership positions with Synovus, including those related to strategy, community banking, and finance.

STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth ownership of shares of Synovus common stock by each director, each director nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group as of January 31, 2025.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Shares of Common Stock Beneficially Owned	Restricted Stock Units(2)	Total(2)
D. Wayne Akins, Jr.	46,373	(3)	*	27,871	74,244
Stacy Apter	1,182		*	6,874	8,056
Tim E. Bentsen	27,570	(4)	*	9,638	37,208
D. Zachary Bishop	37,029		*	25,723	62,752
Kevin S. Blair	197,160	(5)	*	135,991	333,151
Pedro Cherry	5,656		*	9,638	15,294
Andrew J. Gregory, Jr.	58,116	(6)	*	37,973	96,089
Kevin J. Howard	66,499	(7)	*	28,944	95,443
John H. Irby	110,618	(8)	*	10,023	120,641
Gregory Montana	—		*	676	676
Diana M. Murphy	26,603		*	9,638	36,241
Harris Pastides	31,201		*	9,638	40,839
John L. Stallworth	22,201		*	9,638	31,839
Barry L. Storey	51,867	(9)	*	9,638	61,505
Alexandra Villoch	—		*	10,023	10,023
Teresa White	10,707		*	9,638	20,345
Directors and Executive Officers as a Group (24 persons)	904,719		*	508,352	1,413,071
*    Less than one percent of the outstanding shares of Synovus stock.
(1)Beneficial ownership is determined under the rules and regulations of the SEC, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Share numbers in this column include restricted stock units that will vest within 60 days of January 31, 2025 as follows:

Name	Number of RSUs vesting within 60 days
D. Wayne Akins, Jr.	12,875
D. Zachary Bishop	12,915
Kevin S. Blair	63,395
Andrew J. Gregory, Jr.	18,842
Kevin J. Howard	13,450
In addition, the executive officers other than our executive officers named in the Summary Compensation Table had rights to acquire an aggregate of 63,512 shares of Synovus stock through restricted stock units that will vest within 60 days.

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This column includes shares held by spouses, Individual Retirement Accounts (IRAs), and trusts as to which each such person has beneficial ownership. With respect to directors, this column also includes shares allocated to such director’s individual accounts under the Synovus Director Stock Purchase Plan; with respect to executive officers, this column includes shares allocated to such person’s individual accounts under the Synovus Employee Stock Purchase Plan, Synovus’ 401(k) savings plan, and IRAs.
None of the shares of Synovus stock held by these other executive officers were pledged or otherwise held in a margin account.
(2)While shares held in the “Restricted Stock Units” column do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning directors and executive management with shareholder interests. These restricted stock units are in the form of RSUs, cash-settled RSUs, and PSUs. In addition, this column includes the accrued dividend equivalent rights related to these restricted stock units. Shares in the “Total” column include these shares as well as shares deemed to be beneficially owned pursuant to the rules and regulations of the SEC.
(3)Includes 71 shares held in a 401(k) savings account and 3,374 shares held in an IRA account by his spouse.
(4)Includes 3,503 shares held in an IRA account. In addition, Mr. Bentsen beneficially owns 8,000 shares of Synovus’ Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or Series D Preferred.
(5)Includes 1,260 shares held in an IRA account. In addition, Mr. Blair beneficially owns 2,000 shares of Series D Preferred.
(6)Includes 37,000 shares in an IRA account.
(7)Includes 142 shares held in a 401(k) savings account and 7,541 shares held in an IRA account.
(8)Includes 46,081 shares held in various trusts in which Mr. Irby and/or his spouse have shared investment and/or voting powers, and also includes 46,219 shares held in a family trust in which Mr. Irby’s spouse has a pecuniary interest but as to which Mr. Irby’s spouse disclaims beneficial ownership. In addition, includes 9,885 shares beneficially owned by Mr. Irby’s spouse.
(9)Includes 14,285 shares held in a family trust in which Mr. Storey has shared investment and voting powers. In addition, Mr. Storey beneficially owns 4,400 shares of Series D Preferred and 1,000 shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E.
PRINCIPAL SHAREHOLDERS
The following table sets forth the number of shares of Synovus common stock held by the only known holders of more than 5% of the outstanding shares of Synovus common stock as of December 31, 2024.

Name and Address of Beneficial Owner	Shares of Synovus Stock Beneficially Owned as of 12/31/24	Percentage of Outstanding Shares of Synovus Stock Beneficially Owned as of 12/31/24
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,090,878(1)	10.3%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	13,722,602(2)	9.4%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	12,008,125(3)	8.1%
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	7,841,511(4)	5.5%
State Street Corporation 1 Congress Street, Suite 1 Boston, Massachusetts 02114	7,170,115(5)	5.1%
(1)This information is based upon information included in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. The Vanguard Group, Inc., together with its affiliates, reports shared voting power with respect to 81,621 shares, sole dispositive power with respect to 14,854,306 shares, and shared dispositive power with respect to 236,572 shares.
(2)This information is based upon information included in a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. BlackRock, Inc., together with its affiliates, reports sole voting power with respect to 13,131,002 shares and sole dispositive power with respect to 13,722,602 shares.
(3)This information is based upon information included in a Schedule 13G/A filed with the SEC on February 12, 2025 by FMR LLC. FMR LLC, together with its affiliates, reports sole voting power with respect to 11,970,078 shares and sole dispositive power with respect to 12,008,125 shares.
(4)This information is based upon information included in a Schedule 13G/A filed with the SEC on February 10, 2025 by Wellington Management Group LLP. Wellington Management Group LLP, together with its affiliates, reports shared voting power with respect to 6,922,528 shares and shared dispositive power with respect to 7,841,511 shares.
(5)This information is based upon information included in a Schedule 13G filed with the SEC on February 4, 2025 by State Street Corporation. State Street Corporation, together with its affiliates, reports shared voting power with respect to 946,063 shares and shared dispositive power with respect to 7,170,115 shares.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is comprised of six directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. The duties of the Audit Committee are summarized in this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board” beginning on page 9 and are more fully described in the Audit Committee charter adopted by the Board of Directors. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at investor.synovus.com.
One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of Synovus’ financial statements and systems of internal controls. Management is responsible for Synovus’ accounting and financial reporting processes, the establishment and effectiveness of internal controls, and the preparation and integrity of Synovus’ consolidated financial statements. KPMG, Synovus’ independent auditor, is responsible for performing an independent audit of Synovus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of Synovus’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment, and oversight of KPMG. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee Synovus’ financial reporting process.
In discharging its responsibilities regarding the financial reporting process, the Audit Committee:
•Reviewed and discussed with management and KPMG Synovus’ audited consolidated financial statements as of and for the year ended December 31, 2024 and related information, including non-GAAP financial measures, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing or furnishing with the Securities and Exchange Commission, or the SEC;
•Reviewed and discussed with management and KPMG management’s assessment of the effectiveness of Synovus’ internal control over financial reporting and KPMG’s evaluation of Synovus’ internal control over financial reporting;
•Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•Discussed with KPMG its identification and communication of Synovus’ critical audit matter in the auditors’ report included in the 2024 Annual Report;
•Received from KPMG the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG their independence; and
•Considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence and concluded that KPMG is independent from Synovus and its management.
The Audit Committee has discussed with Synovus’ internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee regularly meets with Synovus’ internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their observations and recommendations regarding Synovus’ internal controls.
Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.
The Audit Committee
Pedro Cherry, Chair
Stacy Apter
Tim E. Bentsen
Gregory Montana
Diana M. Murphy
Alexandra Villoch

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KPMG Fees and Services
The following table presents fees for professional audit services rendered by KPMG for the audit of Synovus’ annual consolidated financial statements for the years ended December 31, 2024 and December 31, 2023 and fees billed for other services rendered by KPMG during those periods.

	2024	2023
Audit Fees(1)	$2,615,581	$2,343,555
Audit Related Fees(2)	—	115,000
Tax Fees(3)	252,482	248,510
All Other Fees(4)	1,780	1,780
	$2,869,843	$2,708,845
(1)Audit fees consisted of fees for professional services provided in connection with the audits of Synovus’ consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements, issuance of comfort letters and other SEC filing matters, and audit or attestation services provided in connection with other statutory or regulatory filings.
(2)Audit related fees consisted principally of fees for assurance, attestation, and related services that are reasonably related to the performance of the audit or review of Synovus’ financial statements and are not reported above under the caption “Audit Fees.”
(3)Tax fees consisted of fees for tax consulting and compliance, tax advice, and tax planning services.
(4)All other fees consisted of subscription-based services including software licenses.
Policy on Audit Committee Pre-Approval
The Audit Committee has the responsibility for appointing, setting the compensation for, and overseeing the work of Synovus’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. Synovus’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit-Related Services, Tax Services, and All Other Services.
The Audit Committee uses a combination of two approaches to pre-approve audit and permitted non-audit services performed by the independent auditor: class pre-approval and specific pre-approval. Class pre-approval is reserved for certain limited audit, audit-related, and tax services, as approved by the Audit Committee each year. All other services performed by the independent auditor must be specifically pre-approved by the Audit Committee. For instance, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.
Prior to engagement, management submits to the Audit Committee for approval a detailed list of the Audit Services, Audit-Related Services, and Tax Services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Each service is allocated to the appropriate category and, where specific pre-approval is required, the specific service is accompanied by a budget estimating the cost of that service. The Audit Committee will, if appropriate, approve the list of Audit Services, Audit-Related Services, and Tax Services, the classification of the service and where specific pre-approval is required, the budget for such services.
The Audit Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated pre-approval authority (on engagements not exceeding $250,000) to the Chair of the Audit Committee. The Chair must report any pre-approval decisions made by him to the Audit Committee at its next scheduled meeting.
All of the services described in the table above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee pursuant to legal requirements and the Audit Committee’s charter and Pre-Approval Policy.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

CD&A Overview
The following Compensation Discussion and Analysis, or CD&A, describes our compensation program for our named executive officers as of December 31, 2024, who are listed in the table below:

Name	Title
Kevin S. Blair	Chairman of the Board, Chief Executive Officer, and President
Andrew J. Gregory, Jr.	Executive Vice President and Chief Financial Officer
Kevin J. Howard	Executive Vice President and Chief Wholesale Banking Officer
D. Wayne Akins, Jr.	Executive Vice President and Chief Community Banking and Wealth Services Officer
D. Zachary Bishop	Executive Vice President, Technology, Operations, and Security
Specifically, the CD&A addresses:
•how our 2024 compensation aligns with our 2024 performance (set forth in the section entitled “Executive Summary”);
•each element of compensation and our “mix” of compensation for 2024 (set forth in the section entitled “Elements and Mix of Compensation for Past Fiscal Year”);
•the objectives of our compensation program (set forth in the section entitled “Compensation Philosophy and Key Considerations”);
•what our compensation program is designed to reward (described in the section entitled “Compensation Philosophy and Key Considerations”);
•how each compensation element and our decisions regarding that element fit into Synovus’ overall compensation objectives and affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Competitive Market Data”);
•why each element was chosen (described with each element of compensation, including base pay, short-term incentives, and long-term incentives);
•how amounts for pay are determined (described with each element of compensation, including base pay, short-term incentives, and long-term incentives);
•information regarding post-termination compensation (our executives generally do not have employment agreements—see the section entitled “Employment and Termination Agreements”); and
•our compensation framework, including our compensation policies, compensation process, and risk considerations (described in the section entitled “Compensation Framework: Compensation Policies, Compensation Process, and Risk Considerations”).
For additional information about the CHCC and its charter, its processes, and procedures for administering executive compensation, the role of compensation consultants, and other governance information, please see “Corporate Governance and Board Matters—Committees of the Board—Compensation and Human Capital Committee” on page 10 of this Proxy Statement.

Executive Summary
The CHCC has established our executive compensation programs to support our strategic goals and incentivize long-term shareholder value creation with strong governance and sound risk management. We delivered outstanding performance in 2024, as the successful implementation of our relationship-building strategies resulted in strong growth across our businesses, controlled operating expenses, and improved loan loss and capital ratios. These results have created superior returns for our shareholders, as our 41.1% total shareholder return in 2024 was highest among banks in the KBW Nasdaq Regional Bank Index.

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2024 Financial Performance Highlights

2024 exhibited strong financial performance against a challenging industry environment, which improved as the year progressed. With a focus on safety and soundness, we increased our CET1 capital ratio, improved our liquidity position through a decreased reliance on wholesale funding, and partially repositioned our investment securities portfolio to improve our financial performance and better position ourselves for the future. Highlights for the year include:
•Earnings Growth - Net income available to common shareholders for 2024 was $439.6 million, or $3.03 per diluted common share, compared to $507.8 million, or $3.46 per diluted common share, in 2023. The year-over-year comparison was significantly impacted by the strategic repositioning of the investment securities portfolio in 2024, which resulted in realized net losses of $256.7 million from sales of available-for-sale, or AFS, investment securities. This repositioning is expected to enhance the Company’s net interest income and net interest margin going forward. Adjusted EPS* was $4.43 per diluted share compared to $4.12 per diluted share in 2023.
•Net Interest Income - Net interest income for 2024 was $1.75 billion, down $67.1 million, or 4%, from $1.82 billion in 2023. The net interest margin was 3.19% for 2024 compared to 3.21% in 2023 as increased funding costs more than offset the benefits of higher asset yields.
•Non-interest Revenue - Non-interest revenue for the year ended December 31, 2024 was $239.6 million, down $164.4 million, or 41%, compared to the year ended December 31, 2023, and was negatively impacted by the previously mentioned losses from sales of AFS investment securities totaling $256.7 million. Adjusted non-interest revenue* of $490.4 million grew 6% in 2024, primarily attributable to higher commercial sponsorship income that includes transaction and servicing fees associated with a third-party lending relationship, increased capital markets income, and higher card fees.
•Efficiency - Non-interest expense for the year ended December 31, 2024 was $1.25 billion, a decrease of $87.9 million, or 7%, compared to the year ended December 31, 2023. The decrease in non-interest expense during 2024 was impacted by a $50.1 million loss in 2023 related to strategic sales of medical office buildings loans and third-party consumer loans, a $44.6 million lower accrual related to the FDIC special assessment, and $15.6 million lower restructuring charges related to one-time benefits associated with a voluntary early retirement program offered to certain qualified employees in 2023.
•Loans and Deposits - At December 31, 2024, total loans, net of deferred fees and costs of $42.61 billion, declined $795.5 million, or 2%, from December 31, 2023, as commercial loans were impacted by increased payoff activity, lower line utilization, a continued focus on reducing non-relationship credits, and increased transactions from client property sales and refinancings, and consumer loans were impacted by a decrease in mortgage loans from prolonged elevated interest rates and continued strategic run-off of the third-party lending portfolio. Total period-end deposits were $51.10 billion at December 31, 2024, up $356.2 million, or 1%, compared to year-end 2023, while core deposits also increased $1.52 billion, or 3%, in 2024. Fluctuations among certain deposit categories were a function of the interest rate environment as clients moved into higher interest rate products, partially offset by a decrease in non-interest-bearing demand deposits as commercial clients deployed excess funds. Brokered deposits decreased $1.17 billion, or 19%, in 2024 as a result of continued proactive management of our balance sheet position.
•Credit Quality - At December 31, 2024, credit quality metrics included the non-performing asset and non-performing loan ratios both at 0.73% and total past dues at 0.26% of total loans. Net charge-offs in 2024 were $134.0 million, or 0.31%, of average loans, compared to net charge-offs of $153.3 million, or 0.35%, of average loans in 2023. The allowance for credit losses to loans coverage ratio of 1.27% at December 31, 2024 was 3 basis points higher compared to December 31, 2023; however, despite economic uncertainty and default rates, provision for credit losses was lower in 2024 as a result of a decline in net charge-offs, lower loan balances, and a smaller build of the ACL ratio relative to the increase experienced in 2023.
•Capital Management - Our CET1 ratio of 10.84% at December 31, 2024 was well in excess of regulatory requirements and increased 62 basis points compared to December 31, 2023 as our organic earnings, along with the completion of a risk-weighted assets optimization effort, supported capital accretion that more than offset share repurchases and the strategic repositioning of the investment securities portfolio during 2024. On December 13, 2024, the Board of Directors approved a capital plan that included an anticipated quarterly common stock dividend of $0.39 per share, beginning with the quarterly dividend payable in April 2025, and authorized share repurchases of up to $400 million of common stock and $50 million of preferred stock in 2025.
For additional information related to our business and subsidiaries, including a detailed description of our operating results and financial condition for 2024, please refer to our 2024 Annual Report that accompanies this Proxy Statement.
* For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measures, please refer to Appendix B of this Proxy Statement.

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2024 Compensation
2024 compensation outcomes reflected our performance and the strong weighting on at-risk compensation in our program as described below:
Total Direct Compensation Pay Mix

CEO TARGET TOTAL DIRECT COMPENSATION	OTHER NEOs TARGET TOTAL DIRECT COMPENSATION

Base Salaries
Mr. Blair received a 5% increase in his base salary to $1,075,000, effective March 3, 2024, based upon the CHCC’s review of Mr. Blair’s performance and review of market comparisons of compensation levels among CEOs at peer companies. The CHCC also reviewed market comparisons for other named executive officers and did not make any changes to the base salaries of the other named executive officers for 2024.
Short-Term Incentives
•Consistent with prior years, our annual incentive plan included a combination of strategic and individual objectives. For 2024, the CHCC established financial goals for adjusted EPS and adjusted ROAA, as well as a component based on strategic and individual objectives. The following chart summarizes the provisions of our short-term award incentive plan for 2024:

Form of Award	Measures and Weightings	Payout Features
Cash	Adjusted EPS (50%) Adjusted ROAA (25%) Strategic and Individual Objectives (25%)	Payouts from 0% to 175% of target based upon adjusted EPS, adjusted ROAA, and performance on strategic and individual objectives
•Our strong financial performance in 2024 resulted in adjusted EPS and adjusted ROAA results above the maximum performance goals established by the CHCC. The CHCC assessed performance on the strategic and individual objectives as being above target. Based on these results and the CHCC’s review of individual performance, the CHCC approved payouts of between 150% and 173% of target for the named executive officers. For more information regarding the CHCC’s annual incentive determination, including details on the CHCC’s review of the strategic and individual objectives component, please see “Payout Determination” on page 41 of this Proxy Statement.

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Long-Term Incentives
•Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: PSUs and RSUs. The following chart summarizes the key provisions of our long-term grants made in 2024:

Form of Award	Vesting	Payout Features
PSUs (60% of annual grant value)	100% after 3 years	Payouts from 0% to 150% of target based upon adjusted ROATCE and relative TSR performance during the 3-year performance period
RSUs (40% of annual grant value)	⅓ per year over 3 years	Time-based vesting based upon continued employment with Synovus
The PSU awards, as well as RSU awards beginning in 2025, are subject to possible downward discretionary adjustment based upon risk considerations—see page 42 of this Proxy Statement. The PSUs and RSUs are also subject to the Company’s mandatory and discretionary clawback policies.
Because of our stock ownership guidelines, executive officers hold a meaningful amount of Synovus common stock, further aligning their interests with shareholders’ interests.
We believe that the compensation delivered to each named executive officer in 2024 was fair, reasonable, and aligned with our performance and our strategic objectives.
Executive Compensation Governance
We continue to maintain strong governance features in connection with our executive compensation program, as outlined in the table below and further discussed in this CD&A.

WHAT WE DO			WHAT WE DON’T DO
✓	Pay for Performance - See page 38	ϰ	Limited Employment Contracts - See page 43
✓	Mitigate Risk in Incentive Programs - See page 45	ϰ	No Option Repricing - See page 44
✓	Require Meaningful Share Ownership and, for our CEO, Retention of 50% of Net Shares until Retirement - See page 44	ϰ	No Hedging of Synovus Equity Securities by Executive Officers and Directors - See page 44
✓	Review Tally Sheets - See page 45	ϰ	No Pledging of Synovus Equity Securities by Executive Officers and Directors - See page 44
✓	Provide Reasonable “Double Trigger” Change in Control Provisions - See page 43
✓	Retain an Independent Compensation Consultant - See page 45
✓	Maintain Clawback Policy Covering Inaccurate Financials and Material Risk Management Failures - See page 44
✓	Include Risk-Based Forfeiture Provisions in Equity Awards - See page 42
Results of 2024 Advisory Vote to Approve Executive Compensation
At the 2024 annual meeting of shareholders, we held an advisory vote on executive compensation for 2023. Over 97% of the votes cast were in favor of this advisory proposal. The CHCC considered this favorable outcome and believed the results conveyed our shareholders’ support of our executive compensation programs and did not make any specific changes to our executive compensation programs as a result of this vote. At the Annual Meeting, we will again hold an annual advisory vote to approve executive compensation paid in 2024. The CHCC values feedback from its shareholders and will continue to consider the results from this year’s and future advisory votes on executive compensation.

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Compensation Philosophy and Key Considerations
Synovus has established a compensation program for our executives that is performance-oriented and designed to support our strategic goals. Our compensation philosophy, as well as how our program aligns with the philosophy, is described in the table below.

Compensation Philosophy and Key Considerations	How Our Program Aligns with Our Philosophy
Competitive Program:
•Compensation plans are designed to allow us to compete in the markets in which we seek executive talent.
•Competitive pay opportunities facilitate recruitment, retention, and motivation of top-level executive talent.
•Target pay opportunities are assessed relative to the median of market pay practices.
Emphasis on Performance:
•A significant portion of total compensation should be at risk based on short and long-term performance.
•Pay outcomes vary based on performance: average pay for average performance, above average pay for above average performance, and below average pay for lower performance.
•Compensation generally should be earned by an executive while actively employed.

•A majority of compensation is at risk based on performance.
•Payouts from the annual incentive plan vary based on results versus our annual financial goals and strategic and individual objectives.
•Long-term incentives are provided entirely through equity awards, with 60% granted as PSUs, and the ultimate value delivered will vary based on financial results and shareholder return.

Support Strategic Goals: Compensation plans are designed to support corporate strategic goals and drive the creation of shareholder value.
•Annual incentive plan aligns with strategic goals of earnings performance and increasing our return on assets, while PSUs are based on increasing ROATCE performance and relative TSR.
•The qualitative component of the annual incentive plan includes an assessment of progress on key strategic and individual objectives outlined at the beginning of the year.
•Long-term incentives also reward shareholder value creation by providing all awards in equity-based vehicles and varying payouts of PSUs based on performance.

Alignment with Long-Term Shareholders: Executives should have meaningful equity stakes that focus them on creating long-term shareholder value.
•Over half of incentives are awarded through equity awards vesting over multiple years.
•Stock ownership guidelines as well as CEO requirement to retain 50% of net shares until retirement ensure strong and increasing alignment with shareholders.
•Our Corporate Governance Guidelines prohibit hedges and pledges of our stock by directors and executive officers.

Discourage Excessive Risk-Taking: Plans should ensure executives are not incentivized to take unnecessary or excessive risks that threaten the value of Synovus.
•The CHCC meets annually with the Chief Risk Officer to discuss a risk assessment of our plans.
•Both the annual and long-term incentive plans have specific methods for evaluating risk performance and adjusting payouts if necessary.

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Elements and Mix of Compensation for Past Fiscal Year
Synovus has a performance-oriented executive compensation program that is designed to support our corporate strategic goals, including growth in earnings and growth in shareholder value. The elements of our regular total compensation program and the objectives of each element are identified in the following table and discussed in more detail below:

Compensation Element	Objective	Key Features
Base Pay	Compensate an executive for performing his or her job on a daily basis.
Fixed cash salary generally targeted within a range of the median (50th percentile) of market data (based on companies with similar size and scope of banking operations) for similar positions. In establishing salaries, the CHCC also considers each executive’s performance, experience, and responsibilities as well as internal equity considerations.

Short-Term Incentives
•Provide an incentive for executives to meet critical annual goals that support our long-term strategy.
•Promote pay for performance.
•Ensure a competitive program given the marketplace prevalence of short-term incentive compensation.
The formulaic performance goals under our cash-based annual incentive plan for 2024 were based 50% on adjusted EPS, 25% on adjusted ROAA, and 25% on strategic and individual objectives. The award payout may range from 0% to 175% of the target for each executive based upon performance. For 2024, executives had target annual incentive opportunities ranging from 75% to 135% of base salary.
Long-Term Incentives
•Provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value.
•Align the interests of executives with shareholders by awarding executives equity in Synovus.
•Ensure a competitive compensation program given the market prevalence of long-term incentive compensation.
•Include a vesting schedule designed to retain our executives.
We granted PSUs and RSUs in 2024 so that all of our long-term incentive awards are linked to stock price performance. The “mix” of long-term incentive awards is 60% PSUs and 40% RSUs. The PSUs have a three-year performance period and also require three years of service, with payouts that may range from 0% to 150% of the target award based on Synovus’ average ROATCE (as adjusted) and relative TSR during the performance period. The RSUs have a three-year service requirement (one-third vest each year) based on continued employment with Synovus.
Perquisites	•Small component of pay intended to provide an economic benefit to executives to promote their recruitment and retention. •Align our compensation plan with competitive practices.	Perquisites in 2024 were limited to financial planning, executive physicals, housing allowances, the actuarial value of salary continuation life insurance coverage, and security alarm monitoring for certain officers.
Retirement Plans	Defined contribution plans designed to provide income following an executive’s retirement, combined with a deferred compensation plan to replace benefits lost under Synovus’ qualified plans.	Plans offered include a 401(k) savings plan and a deferred compensation plan.
Change of Control Agreements	Provide orderly transition and continuity of management following a change of control of Synovus.	Upon “double trigger” (change of control followed by qualifying termination within two years), agreements provide for two to three times the executive’s base salary and bonus. Since June 2012, the CHCC has prohibited any new change of control agreements from including excise tax gross-ups.
Base Pay Decisions in 2024
As previously described, Mr. Blair received a base pay increase of 5%, effective March 3, 2024. The increase was based upon the CHCC’s review of Mr. Blair’s performance and review of market comparisons of compensation levels among CEOs at peer companies. None of the other named executive officers received a base salary increase in 2024.
Short-Term Incentive Decisions in 2024
We target our short-term incentive plan opportunities to approximate the median of peer practices. Each year, the CHCC determines the appropriate performance measures that best support our business strategy and establishes target goals based upon management’s confidential business plan and corresponding annual budget for that year.

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Actual payouts under the plan may vary from 0% to 175% of the target based upon Synovus and each executive’s performance compared to the performance goals. Target awards for 2024, expressed as a percentage of base salary, were 135% for Mr. Blair, 90% for Mr. Gregory, and 75% for each of Messrs. Howard, Akins, and Bishop.
For 2024, the CHCC established that short-term incentives would be based on adjusted EPS, adjusted ROAA, and performance on strategic and individual objectives. The CHCC selected adjusted EPS and adjusted ROAA as aligning with our focus on earnings growth and profitability, incorporating revenue growth, expense management, and generating sufficient returns on our balance sheet. For the strategic and individual objectives component, the CHCC determined the primary focus areas would be our key strategic priorities (relationship deepening, growing the bank, and enhancing talent and culture), as well as quality of earnings, risk management and total shareholder return with consideration of external factors.
The CHCC established the financial goals for the 2024 short-term incentive plan based on the 2024 budget, which reflected expectations as we entered the year. Key drivers of these expectations included the forecasted interest rate environment, credit expectations, and variables such as the equity markets and economic activity which impact fee income. The following chart summarizes the threshold, target, and maximum goals established for the financial performance metrics, as well as the actual performance results and resulting payout as a percentage of target determined by the CHCC.

	Weight	Threshold	Target	Maximum	Actual	Percent of Target
Adjusted EPS(1)	50%	$2.88	$3.60	$4.25	$4.46	175%
Adjusted ROAA(1)	25%	.82%	.97%	1.11%	1.16%	175%
Strategic and Individual Objectives	25%	See discussion below				115%
Total Payout						160%
(1)The amounts exclude non-recurring items and certain items that are not indicative of ongoing operations, including the special assessment charged by the FDIC to bank holding companies to replenish the Deposit Insurance Fund following the 2023 bank failures. For a reconciliation of adjusted EPS and adjusted ROAA to GAAP measures, please refer to Appendix B of this Proxy Statement.
Strategic and Individual Objectives
The strategic factors are designed to provide the CHCC with the opportunity to impact incentive payouts based on a holistic review of the Company’s performance for the year, including the quality of our financial results and our performance on key priorities. The strategic factors are established at the beginning of the year and are designed to provide the CHCC with an overview of items deemed critical to the Company’s success. The CHCC’s assessment of the qualitative factors impacts 25% of the individual short-term payouts for the year.

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The factors chosen by the CHCC at the beginning of 2024 based upon the Company’s strategic plan, and the key results for each factor, are summarized below:

Category	Key Considerations and Results
Relationship Deepening
The CHCC considered the varied and meaningful ways in which the Company deepened banking relationships in 2024, including the expansion and enhancements in treasury management, capital markets, private wealth, and service quality.
•Treasury Management - We launched the Accelerate Pay and Accelerate Trade solutions in the first and fourth quarters of 2024 as well as deepened relationships with existing treasury products, resulting in core treasury management income increasing 11% year-over-year.
•Capital Markets - We expanded our capital markets delivery with the further build out of CIB and augmentation of syndication capabilities, supporting capital markets fiscal year performance of $44.1 million, an increase of 13% year-over-year.
•Private Wealth - We expanded our Business Owner Wealth Strategy to 16 markets and 18 accredited private wealth advisors. The intentionality around private wealth growth resulted in 478 commercial relationship referrals, $3.6 million of new revenue production, and 266 new Business Owner Wealth Strategy clients in 2024.
•Service Quality - From a service quality perspective, we continued to make progress by completing Phase 2 of the automation of treasury onboarding, which included such improvements as modifications to billing accounts, improved reporting on core products in One Synovus, technical debt reduction, automation for account type, and centralized team communication. Client satisfaction metrics remained strong.

Growing the Bank
The CHCC considered growth from a number of vantage points, including:
•CIB - Growth in CIB’s balance sheet was impacted by utilization declines and payoffs, yet despite these headwinds loan balances increased 46% year-over-year. In addition, a strong capital markets focus drove non-interest revenue of $10.4 million, which was well above budget expectations.
•Middle Market - While elevated loan payoff/paydown activity aligned with the macro environment, the CHCC noted the continued emphasis on long-term growth with 10 new hires in 2024, nine of which are focused on key growth markets, and the launch of a legal industry deposit initiative in 2024.
•Private Wealth - In 2024, enterprise wealth (e.g. private wealth, brokerage, and personal trust) non-interest revenue of $135.3 million exceeded our expectations and brokerage managed net asset inflows were up $198 million for the year.

Enhancing Talent and Culture
The CHCC noted the meaningful progress in recruiting, retaining, developing, and engaging our team, supported by a strong corporate culture and purpose. The Company focused on increasing all dimensions of engagement and belonging across our employee population. As part of our continued focus on leadership development, we launched the Synergy program for mid-level leaders in the fourth quarter of 2024, aimed at strengthening our talent pipeline. Annualized voluntary turnover was 11%, down from 14% at year-end 2023. Membership and engagement by our employees in our six employee resource group meaningfully increased in 2024 and included a new employee resource group focused on early in career employees. The CHCC also noted the disciplined talent management process involving executive leadership.

Quality of Earnings
Quality of our earnings in 2024 was viewed favorably overall. The CHCC considered the impact of an investment securities portfolio repositioning that the Company executed in the second quarter of 2024 following a risk-weighted asset optimization exercise. The repositioning will enhance the Company’s net interest income and margin going forward.

Risk Management
The CHCC viewed the Company’s risk management and regulatory compliance as satisfactory based on reviews of our regulatory compliance and our enterprise risk management reports, including those as to credit quality, operational risk, and compliance risks.

Total Shareholder Return	Our stock was the highest performer in the KBW Nasdaq Regional Bank Index in 2024. Our TSR for 2024 was 41.1%, while our 3 year and 5 year annualized TSR were 6.4% and 10.1%, respectively.
External Factors
Our net interest income for 2024 was favorably impacted as average short-term interest rates were higher than expected. This modest benefit was offset by a more challenging loan environment due to higher rates.

Payout Determination
In determining 2024 annual incentive payouts, the CHCC considered the results of the formulaic payout goals as well as our corporate strategic objectives as described above. With respect to strategic objectives, the CHCC reviewed the substantial progress made during the year in executing the Company’s strategy and business plans. The CHCC also noted the Company’s TSR, which was the highest in the KBW Regional Bank Index for 2024, evidenced strong investor support of the Company’s business strategy and performance results. After careful deliberation, including consideration of individual performance, the CHCC approved an annual incentive award payout of 160% of

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target for Mr. Blair and annual incentive award payouts ranging from 150% to 173% for the other named executive officers. The CHCC considered the recommendation of the CEO when determining payouts for named executive officers other than the CEO. The annual short-term incentive award payout amount for each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table set forth on page 47 of this Proxy Statement.
Long-Term Incentive Decisions in 2024
The Company grants all long-term incentive awards in equity to link the value of the awards to Company performance. In 2024, our annual long-term incentive awards were made 60% in PSUs to support the performance-based nature of our program. The remaining annual awards were granted as RSUs. As described below, PSUs are subject to downward discretionary adjustment if the CHCC determines risks were not properly considered in achieving the performance results. In addition, the PSUs and RSUs are subject to the Company’s mandatory and discretionary clawback policies.
Individual annual long-term incentive award amounts were determined after the CHCC reviewed market comparisons for similarly-situated positions. The awards granted in 2024 to the Company’s named executive officers are set forth in the Grants of Plan-Based Awards Table on page 48 of this Proxy Statement.
Performance Stock Units (PSUs)
The PSUs granted in 2024 have both a performance vesting component and a service vesting component. Under the performance vesting component for 2024, Synovus’ average ROATCE (as adjusted) and relative TSR is measured over a three-year performance period (2024-2026). The CHCC uses ROATCE as a performance measure given its focus in our communications with shareholders and due to its incorporation of both earnings and capital management. ROATCE is calculated based on our adjusted earnings divided by our average tangible shareholder’s equity less preferred stock, goodwill, and other intangibles. The CHCC uses relative TSR as a performance measure because it is a direct measure of the Company’s return to shareholders relative to the Company’s competitors. The comparator TSR is based on TSR of the banks in the KBW Nasdaq Regional Banking Index at the beginning and end of the applicable performance period. The actual payout of the PSUs may range from 0% to 150% of the target amount based upon Synovus’ adjusted and relative TSR during the performance period compared to the performance formula approved by the CHCC. The service vesting component specifies that shares earned based on performance results will vest after three years of service.
The ROATCE performance targets set by the CHCC are based upon assumptions that are contained in our confidential business plan for the three-year performance period. Because these performance targets are based on our non-public business plan, the Company does not publicly disclose the actual performance targets until the completion of the performance period. The portion of PSUs based on our relative TSR will pay 50% of target for performance at the 25th percentile, 100% of target for performance at the 50th percentile, and 150% of target for performance at the 75th percentile.
Performance Goals and Payout Calculation for the 2022-2024 PSUs
The following table outlines our results relative to the established goals for the 2022-2024 performance period.

	Threshold	Target	Maximum	Actual	Payout
Relative TSR compared to KBW 50	25th Percentile	50th Percentile	75th Percentile	70th Percentile	141%
Weighted Average 3-Year ROATCE (as adjusted)(1)	10.2%	15.2%	17.2%	17.1%	147%
Payout (as a Percentage of Target)	50%	100%	150%		144%
(1)    Adjusted ROATCE excludes non-recurring items and certain other items that are not indicative of ongoing operations. For a reconciliation of adjusted ROATCE to the most comparable GAAP measure, please refer to Appendix B of this Proxy Statement. The 2022-2024 PSUs placed a higher weighting on the third year of the performance period. The result of 17.1% represents a weighted average of 19.8% for 2022, and 16.8% for 2023, each weighted 25%, and 15.8% for 2024, weighted 50%. For the 2024 PSUs, the CHCC updated the performance calculation to equally weight each year of the performance period.
Restricted Stock Units (RSUs)
The RSUs have a service-based vesting schedule, with the RSUs vesting one-third each year over a three-year period subject to each executive’s continued employment with Synovus. The RSUs are granted as stock-settled RSUs for executives who had not yet achieved their required ownership under our stock ownership guidelines, and as cash-settled RSUs for executives who had stock holdings in excess of their ownership guidelines at the time of grant. For 2024, the RSUs granted to Messrs. Blair and Howard will be settled in cash.
Potential Reductions to Equity Awards Due to Risk Concerns
The PSUs, as well as the RSUs beginning with the 2025 grant, are subject to downward adjustment if future results suggest risk was not properly considered in achieving the results on which the number of units awarded were based. The CHCC will consider if reductions are warranted if any of the following occur during the vesting period: (1) Synovus or a line of business experiences a material loss, (2) Synovus or an individual executive fails to comply with risk policies or properly address risk concerns, or (3) regulatory capital falls below regulatory capital requirements. The CHCC did not exercise downward discretion with respect to the PSUs that vested during 2024. The PSUs and RSUs are also subject to the Company’s mandatory and discretionary clawback policies, which provide for both potential forfeitures of unvested awards and recoupments of vested awards, as discussed on page 44 of this Proxy Statement.

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Perquisites
Perquisites are a small part of our executive compensation program. Perquisites are offered to increase the productivity of our executives and align our compensation program with competitive practices because similar positions at Synovus’ competitors offer similar perquisites. The perquisites offered by Synovus in 2024 were limited to financial planning, executive physicals, housing allowances, the actuarial value of salary continuation life insurance coverage, and security alarm monitoring for certain officers. The Company’s incremental cost of providing these benefits is included as “All Other Compensation” in the Summary Compensation Table and is described in more detail in footnote 2 of the Summary Compensation Table on page 47 of this Proxy Statement. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.
Retirement and Deferred Compensation Plans
Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. Synovus’ compensation program is designed to reflect Synovus’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand and communicate, and contributions to defined benefit plans often depend upon factors that are beyond Synovus’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. Synovus offered a 401(k) savings plan to its employees in 2024. The 401(k) savings plan offers an employer matching contribution of up to 5% of compensation.
In addition to the 401(k) savings plan, the Deferred Compensation Plan, or the Deferred Plan, replaces benefits foregone under the 401(k) savings plan due to legal limits imposed by the Internal Revenue Service, or IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by Synovus’ creditors. The employer matching contribution to the Deferred Plan for 2024 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table, and the earnings on the Deferred Plan accounts during 2024 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table.

Employment and Termination Agreements
Synovus does not generally enter into employment agreements with its executives, except in unusual circumstances such as acquisitions and for succession and transition planning. None of the named executive officers have employment agreements. Synovus uses change of control arrangements with its executives to ensure: (1) the retention of executives and an orderly transition during a change of control, (2) that executives would be financially protected in the event of a change of control so they continue to act in the best interests of Synovus while continuing to manage Synovus during a change of control, and (3) a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. The change of control agreements in place for the named executive officers provide for a lump sum payment equal to two to three years of base salary and the affected executive’s average bonus for the past three years, as well as two to three years of health and welfare benefits. These payments and benefits are paid only in the event of a “double trigger,” requiring a change of control followed by termination of an executive’s employment by Synovus for any reason other than “cause,” death or disability, or by the executive for “good reason,” within two years of the change of control. For more information, see “Potential Payouts upon Termination or Change of Control” on page 50 of this Proxy Statement. In June 2012, the CHCC adopted a policy prohibiting tax gross-ups from any new change of control agreements.

Competitive Market Data
The CHCC historically has evaluated comparative data relating to total direct compensation (salary, short-term incentive opportunities, and long-term incentive opportunities) to assess the executive compensation practices of competitor companies. The CHCC continued this practice in 2024, with the assistance of Meridian. Findings from this comparative evaluation were used to assist the CHCC in establishing the compensation opportunities for executives in 2024.
For 2024, the CHCC used a peer group of 16 banks as part of its evaluation, which peer group was the same as the one used for 2023. When originally approved by the CHCC, the peer group included eight banks with higher assets and eight banks with lower assets than Synovus and none of the peer banks had more than three times Synovus’ assets. As part of its evaluation of market practices, the CHCC reviewed the most recent proxy data available for the banks listed below, as well as data appropriate to our industry and company size from external market surveys. When reviewing this data to establish target pay levels, the CHCC focused on total direct compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon each companies’ performance results.

BOK Financial Corp.	New York Community Bancorp, Inc. (now Flagstaff Financial Corp.)
Bank United, Inc.	Pinnacle Financial Partners, Inc.
Cadence Bank	Popular, Inc.
Comerica Inc.	Regions Financial Corp.
Cullen/Frost Bankers, Inc.	SouthState Corporation
First Horizon Corporation	Webster Financial Corporation
FNB Corp.	Western Alliance Bancorporation
Hancock Whitney Corp.	Zions Bancorporation

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Compensation Framework: Compensation Policies, Compensation Process, and Risk Considerations
Compensation Policies
Stock Ownership/Retention Guidelines
To align the interests of its executives with shareholders, Synovus implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain ownership of Synovus common stock equal to at least a specified multiple of base salary, as set forth in the table below:

Named Executive Officer	Ownership Level (as multiple of base salary)
Chief Executive Officer	6x
All Other Named Executive Officers	3x
The guidelines were amended effective January 1, 2023 to increase the multiple for the Chief Executive Officer to 6x and to exclude future stock options and performance-based stock awards from the calculation. Until the guideline is achieved, executives are required to retain 75% of all net shares received upon the exercise of stock options or vesting of other stock-based awards, excluding shares used to pay an option’s exercise price and any taxes due upon exercise or vesting of an award. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chief Executive Officer and Chair of the CHCC.
All named executive officers were in compliance with the requirements of the guidelines as of January 1, 2024, either through ownership of the specified number of shares or retention of 75% of all net shares.
Hold Until Retirement Provision
Synovus has also adopted a “hold until retirement” policy that applies to all unexercised stock options and unvested restricted stock and restricted stock units awarded to our Chief Executive Officer. Under this policy, after the Chief Executive Officer has attained the stock ownership guidelines described above, he is also required to retain ownership of 50% of all common stock acquired through Synovus’ equity compensation plans (after taxes and transaction costs and excluding awards settled in cash) until his retirement or other termination of employment. The “hold until retirement” requirement further aligns the interests of our Chief Executive Officer with shareholders.
Mandatory and Discretionary Clawback Policies
Synovus approved a Mandatory Clawback Policy, or the Mandatory Policy, effective October 2, 2023, as required under SEC and NYSE rules. Under the Mandatory Policy, erroneously awarded incentive compensation to executives must be repaid to the Company in the event of an accounting restatement.
Synovus had previously approved a clawback policy in 2018, which was renamed the Discretionary Clawback Policy, or the Discretionary Policy, in connection with the adoption of the Mandatory Policy. Under the Discretionary Policy, any incentive compensation paid to Synovus’ executive officers that is based upon materially inaccurate performance metrics or financial statements, or material failures in the management of Company financial, operational, or reputational risks that result in or are reasonably expected to result in a material adverse impact to Synovus or a business unit, are subject to clawback. Both the Mandatory Policy and the Discretionary Policy are administered by the CHCC.
Anti-Hedging Policy
Synovus does not allow directors or executive officers to hedge the value of Synovus equity securities held directly or indirectly by the director or executive officer. Synovus’ policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on Synovus’ securities, as well as hedging or monetization transactions, such as zero-cost collars and forward sale contracts or other derivative securities based on Synovus securities. The anti-hedging policy does not extend to all employees of Synovus but is limited to our directors, executive officers, and certain other designated insiders.
Anti-Pledging Policy
Synovus’ Corporate Governance Guidelines and Insider Trading Policy prohibit pledges of our stock by directors and executive officers.
Accounting Considerations
We account for all compensation paid in accordance with generally accepted accounting principles. The accounting treatment is considered by the CHCC but has not generally been the primary driver in determining the form of compensation paid to named executive officers.
No Option Repricing
Our 2021 Omnibus Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

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Timing of Equity Awards

The Company’s longstanding practice has been to grant equity awards on a predetermined schedule. At the first quarterly meeting of any new fiscal year, the CHCC reviews and approves the value and amount of the equity compensation to be awarded to executive officers in accordance with the annual performance and compensation review process. The grant of approved equity awards then occurs that same day based on the closing price of Synovus’ common stock on the NYSE. The first quarterly meeting of the CHCC typically occurs after the Company’s release of the financial results for the prior fiscal year through filing of a Current Report on Form 8-K and accompanying earnings release and earnings call but before the filing of the Company’s Annual Report on Form 10-K for that fiscal year.

The CHCC does not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and Synovus does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Instead, the timing of grants is in accordance with the yearly compensation cycle, with awards grants at the start of the new fiscal year to incentive the executives to deliver on the Company’s strategic objectives for the new fiscal year. If the CHCC is taking action to approve equity awards on or near the date that Synovus’ annual earnings are released, for example, the CHCC has established the grant date for equity awards to executives as: (a) the last business day of the month in which earnings are released or, if later, (b) one complete business day following the date of the earnings release. This policy ensures that the annual earnings release has time to be absorbed by the market before equity awards are granted. The timing of equity awards in 2024 was not impacted by this policy as equity awards were not granted to executives at or near the date that earnings were released.
Compensation Process
Role of Compensation and Human Capital Committee and Compensation Consultant in Compensation Process
The roles of the CHCC and its compensation consultant in the compensation process are described in detail on page 10 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation and Human Capital Committee.”
Role of the Executive Officers in the Compensation Process
Synovus’ Chief Executive Officer generally attends CHCC meetings by invitation of the CHCC, and other executives may also attend at the invitation of the CHCC. The Chief Executive Officer and other executives provide management perspective on issues under consideration by the CHCC, and the Chief Executive Officer makes proposals regarding the compensation of the named executive officers other than himself. No members of management have authority to vote on CHCC matters. The CHCC regularly meets in executive session without any executive officers present. For more information regarding CHCC meetings, please refer to page 10 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation and Human Capital Committee.”
Tally Sheets
The CHCC historically has used annual tally sheets to add up all components of compensation for the Chief Executive Officer and the other named executive officers, including base salary, short-term incentives, long-term incentives, accumulative realized and unrealized stock options and restricted stock gains, the dollar value of perquisites, and the total cost to the Company, and earnings and accumulated payment obligations under Synovus’ nonqualified deferred compensation program. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death, and disability. Tally sheets are used to provide the CHCC with total compensation amounts for each executive so that the CHCC can determine whether the amounts are in line with our compensation strategy. The CHCC reviewed tally sheets for the Chief Executive Officer and for Synovus’ other named executive officers in October 2024 and concluded that their total compensation is fair and reasonable.
Risk Considerations
Our compensation program is reviewed by several different groups to ensure that the risks involved with the program are appropriately assessed and managed. The compensation risks are first reviewed by the management team that designs, implements, and administers the program. Incentive compensation programs are also reviewed by the Executive Risk Committee, a management committee chaired by our Chief Risk Officer. As a part of this process, management completes a thorough risk assessment for each plan, assessing the administrative, strategic, and financial risk of each compensation plan, ensuring consistency in the review and administration of each plan and producing an overall risk assessment rating for each plan. Moreover, management reviews each plan for alignment with Synovus’ strategic and individual objectives and assesses whether the payouts are equitable for value generated for Synovus and whether the plans encourage unnecessary risk-taking by Synovus’ participants. The CHCC met with the Chief Risk Officer to review a comprehensive risk assessment of our 2024 compensation plans.
Synovus’ employee incentive plans are broadly classified by business unit: incentive plans for Synovus’ banking divisions and incentive plans for Synovus’ Wealth Services division. All of the plans were assessed for risk factors in different categories, including financial risks, strategic risks, and administrative risks. Each plan was assigned a level of risk ranking from “1” (lowest risk) to “5” (highest risk) for each risk category. Any plan that received a “4” or “5” in any category was modified through the implementation of additional controls to ensure appropriate mitigation of risks. After the implementation of such controls, no plans were ranked higher than a “3.” After reviewing the incentive plans and the Company’s risk assessment process, the CHCC concluded that there were no unnecessary risks under the plans and there were no risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company.

45

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
CD&A
Synovus’ CHCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in Synovus’ 2024 Annual Report and in this Proxy Statement.
The Compensation and Human Capital Committee
Tim E. Bentsen, Chair
John H. Irby
Diana M. Murphy
Barry L. Storey
Alexandra Villoch
Teresa White

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SUMMARY COMPENSATION TABLE
The table below summarizes the compensation for each of our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)		Total ($)
Kevin S. Blair Chairman of the Board, Chief Executive Officer, and President	2024	$1,065,385	—	$3,366,890	—	$2,301,231	—	$136,054	(2)(3)	$6,869,560
	2023	1,015,385	—	3,121,483	—	1,128,346	—	45,749		5,310,963
	2022	970,192	—	2,338,466	—	1,819,110	—	40,273		5,168,041

Andrew J. Gregory, Jr. Executive Vice President and Chief Financial Officer	2024	625,000	—	969,267	—	970,313	—	45,702	(2)(3)	2,610,282
	2023	620,192	—	832,413	—	503,019	—	57,359		2,012,983
	2022	575,961	—	719,601	—	734,351	—	56,449		2,086,362

Kevin J. Howard Executive Vice President and Chief Wholesale Banking Officer	2024	550,000	—	688,701	—	618,750	—	42,797	(2)(3)	1,900,248
	2023	540,385	—	702,363	—	342,651	—	39,385		1,624,784

D. Wayne Akins, Jr. Executive Vice President and Chief Community Banking and Wealth Services Officer	2024	540,000	—	663,186	—	612,563	—	33,760	(2)(3)	1,849,509
	2023	530,385	—	676,381	—	336,310	—	23,068		1,566,144

D. Zachary Bishop Executive Vice President, Technology, Operations, and Security	2024	525,000	—	612,161	—	600,469	—	97,255	(2)(3)	1,834,885
	2023	520,192	—	624,323	—	351,793	—	91,320		1,587,628
	2022	485,058	—	564,761	—	545,690	—	73,526		1,669,035

(1)Amounts reflect the grant date fair value of stock awards for each of the last three fiscal years computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the PSU and RSU awards are set forth in Note 15 of the Notes to the Audited Consolidated Financial Statements in the 2024 Annual Report. If the highest level of performance were assumed in the valuation of PSU awards for 2024, the grant date fair market value of the PSU awards granted in 2024 would have been $3,070,319 for Mr. Blair, $883,878 for Mr. Gregory, $628,048 for Mr. Howard, $604,758 for Mr. Akins, and $558,240 for Mr. Bishop. If the highest level of performance were assumed in the valuation of the PSU awards for 2023, the grant date fair market value of the PSU awards granted in 2023 would have been $2,882,187 for Mr. Blair, $768,602 for Mr. Gregory, $648,510 for Mr. Howard, $624,532 for Mr. Akins, and $576,437 for Mr. Bishop. If the highest level of performance were assumed in the valuation of the PSU awards for 2022, the grant date fair market value of the PSU awards granted in 2022 would have been $2,443,994 for Mr. Blair, $752,074 for Mr. Gregory, and $517,067 for Mr. Bishop.
(2)Amount includes executive physicals of $12,239, $6,551, $13,949, $5,555, and $7,199 for Messrs. Blair, Gregory, Howard, Akins, and Bishop, respectively; housing allowance of $44,831 and $55,966 for Messrs. Blair and Bishop, respectively; financial planning assistance of $7,500 for Mr. Bishop; and the actuarial value of salary continuation life insurance coverage of $1,465 and $1,639 for Messrs. Howard and Akins, respectively. Messrs. Blair and Gregory also received security alarm monitoring for which there is no incremental cost to the Company.
(3)Amount includes Company contributions by Synovus to nonqualified deferred compensation plans of $78,984, $39,151, $27,383, $26,566, and $26,590 for each of Messrs. Blair, Gregory, Howard, Akins, and Bishop, respectively.

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Grants of Plan-Based Awards for Fiscal Year 2024
The table below sets forth the short-term and long-term incentive compensation (granted in the form of cash-based awards, PSUs, and RSUs) awarded to the named executive officers for 2024. All grants were made under the 2021 Omnibus Plan. There were no stock options granted to the named executive officers for 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin S. Blair	2-15-24 (Cash Incentive)	2-15-24	$719,135	$1,438,270	$2,516,973	—	—	—	—		—
	2-15-24 (PSUs)	2-15-24	—	—	—	26,961	53,922	80,883	—		$2,046,879
	2-15-24 (RSUs)	2-15-24	—	—	—	—	—	—	35,948	(4)	1,320,011
Andrew J. Gregory, Jr.	2-15-24 (Cash Incentive)	2-15-24	281,250	562,500	984,375	—	—	—	—		—
	2-15-24 (PSUs)	2-15-24	—	—	—	7,762	15,523	23,285	—		589,252
	2-15-24 (RSUs)	2-15-24	—	—	—	—	—	—	10,349	(4)	380,015
Kevin J. Howard	2-15-24 (Cash Incentive)	2-15-24	206,250	412,500	721,875	—	—	—	—		—
	2-15-24 (PSUs)	2-15-24	—	—	—	5,515	11,030	16,545	—		418,699
	2-15-24 (RSUs)	2-15-24	—	—	—	—	—	—	7,353	(4)	270,002
D. Wayne Akins, Jr.	2-15-24 (Cash Incentive)	2-15-24	202,500	405,000	708,750	—	—	—	—		—
	2-15-24 (PSUs)	2-15-24	—	—	—	5,310	10,621	15,932	—		403,172
	2-15-24 (RSUs)	2-15-24	—	—	—	—	—	—	7,081	(4)	260,014
D. Zachary Bishop	2-15-24 (Cash Incentive)	2-15-24	196,875	393,750	689,063	—	—	—	—		—
	2-15-24 (PSUs)	2-15-24	—	—	—	4,902	9,804	14,706	—		372,159
	2-15-24 (RSUs)	2-15-24	—	—	—	—	—	—	6,536	(4)	240,002
(1)Reflects threshold, target, and maximum payout opportunities under the annual incentive plan as approved by the CHCC and based on 2024 performance. The actual amount of annual incentive earned by the named executive officer as approved by the CHCC is based upon actual earnings and is reported under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For more information regarding the annual incentive plan, see the discussion under “Short-Term Incentives” in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.
(2)Reflects threshold, target, and maximum number of shares that may be earned under awards of PSUs. The PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ adjusted ROATCE and relative TSR during the performance period, the actual payout of the performance stock units can range from 0% to 150% of the target amount.
(3)Amounts reflect the grant date fair value of long-term incentive awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the long-term incentive awards are set forth in Note 15 of the Notes to the Audited Consolidated Financial Statements in the 2024 Annual Report.
(4)The RSUs granted to Messrs. Blair and Howard in 2024 will be settled in cash upon vesting; RSUs for other named executive officers will be settled in common stock.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The table below identifies the option awards and stock awards held by the named executive officers and outstanding on December 31, 2024.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kevin S. Blair	2-15-24	36,963	(3)	$1,893,614	—		—
	2-15-24	—		—	55,444	(4)	$2,840,396
	2-16-23	19,963	(3)	1,022,704	—		—
	2-16-23	—		—	44,908	(4)	2,300,637
	2-17-22	7,391	(3)	378,641	—		—
	2-17-22	33,241	(4)	1,702,936	—		—
Andrew J. Gregory, Jr.	2-15-24	10,641	(3)	545,138	—		—
	2-15-24	—		—	15,959	(4)	817,580
	2-16-23	5,325	(3)	272,800	—		—
	2-16-23	—		—	11,973	(4)	613,377
	2-17-22	2,277	(3)	116,651	—		—
	2-17-22	10,223	(4)	523,724	—		—
Kevin J. Howard	2-15-24	7,560	(3)	387,299	—		—
	2-15-24	—		—	11,340	(4)	580,948
	2-16-23	4,492	(3)	230,125	—		—
	2-16-23	—		—	10,100	(4)	517,423
	2-17-22	1,565	(3)	80,175	—		—
	2-17-22	7,027	(4)	359,993	—		—
D. Wayne Akins, Jr.	2-15-24	7,280	(3)	372,954	—		—
	2-15-24	—		—	10,919	(4)	559,380
	2-16-23	4,326	(3)	221,621	—		—
	2-16-23	—		—	9,724	(4)	498,161
	2-17-22	1,496	(3)	76,640	—		—
	2-17-22	6,702	(4)	343,343	—		—
D. Zachary Bishop	2-15-24	6,719	(3)	344,214	—		—
	2-15-24	—		—	10,078	(4)	516,296
	2-16-23	3,993	(3)	204,561	—		—
	2-16-23	—		—	8,974	(4)	459,738
	2-17-22	1,565	(3)	80,175	—		—
	2-17-22	7,027	(4)	359,993	—		—
(1)Includes additional stock awards credited by reason of such awards earning dividend equivalents. RSUs and PSUs also vest in the event of death, disability, or retirement after age 65 with 10 or more years of service.
(2)Market value is calculated based on the closing price of Synovus’ common stock on December 31, 2024 ($51.23) as reported on the NYSE.
(3)RSUs have a three-year service requirement and vest 33.3% each year over three years.
(4)PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ adjusted ROATCE and relative TSR during the performance period, the payout of the PSUs may range from 0% to 150% of the target amount. In accordance with SEC rules, the number of unearned PSUs reflected in the table is based on an assumed achievement at the target performance level.

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Option Exercises and Stock Vested for Fiscal Year 2024
The following table sets forth the number and corresponding value realized during 2024 with respect to PSUs and RSUs that vested for each named executive officer. No named executive officer exercised stock options during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin S. Blair	—	—	109,770	$4,029,057
Andrew J. Gregory, Jr.	—	—	17,578	645,245
Kevin J. Howard	—	—	29,648	1,088,192
D. Wayne Akins, Jr.	—	—	29,166	1,070,499
D. Zachary Bishop	—	—	15,217	558,553
(1)Reflects the fair market value of the underlying shares as of the vesting date.
Nonqualified Deferred Compensation for Fiscal Year 2024
The table below provides information relating to the activity in the deferred compensation plans for the named executive officers in 2024.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kevin S. Blair	$78,984	$78,984	$25,405	—	$304,206
Andrew J. Gregory, Jr.	67,681	39,151	108,802	—	682,177
Kevin J. Howard	78,265	27,383	64,039	—	715,871
D. Wayne Akins, Jr.	27,000	26,566	101,845	—	751,321
D. Zachary Bishop	113,929	26,590	85,349	—	858,306
(1)The amounts included in this column are included in the Summary Compensation Table for 2024 as “Salary.”
(2)The amounts included in this column are included in the Summary Compensation Table for 2024 as “All Other Compensation.”
(3)Of the balances reported in this column, the amounts of $44,190, $144,538, $38,249, $21,821, and $64,800, with respect to Messrs. Blair, Gregory, Howard, Akins, and Bishop, respectively, were reported as compensation in the Summary Compensation Table in previous years.
The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a two to ten-year period, as elected by the executive. Each named executive officer is 100% vested and will therefore receive his account balance in Synovus’ nonqualified deferred compensation plan upon his termination of employment for any reason.
Potential Payouts upon Termination or Change of Control
Synovus has entered into change of control agreements with its named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the termination of an executive’s employment by Synovus for any reason other than “cause,” death, or disability, or by the executive for “good reason,” within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ stock by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of Synovus, or a merger of Synovus with another company if the former shareholders of Synovus own less than 60% of the surviving company. For purposes of these agreements, “good reason” means a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus, or other employee benefit plans. In the event payments are triggered under the agreements, each named executive will receive a specified multiple of his base salary in effect prior to the termination plus a percentage of his base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. The severance multiple is 2x for Messrs. Bishop and Akins and 3x for other named executive officers. These amounts are paid to the named executive in a single lump-sum cash payment. Each named executive will also receive health and welfare benefits for a number of years equal to the severance multiple. The award agreements governing the PSU and RSU equity awards include “double trigger” vesting provisions similar to those described above for the change of control agreements, and as such, on a qualifying termination during the two years following a change of control, outstanding PSU and RSU awards held by our named executive officers would vest. The following table quantifies the estimated amounts that would be payable under the change of control agreements and equity award agreements, assuming the triggering events occurred on

50

December 31, 2024. In addition to the amounts set forth in the table below, executives would also receive a distribution of their deferred compensation vested account balance shown above in the Nonqualified Deferred Compensation Table upon their separation of employment on December 31, 2024.

	Base Salary	Average 3-Yrs Short- Term Incentive Award	Pro-Rata Target Short- Term Incentive Award	Health and Welfare Benefits	Stock Award Vesting(1)	Excise Tax Gross- up(2)	Total
Kevin S. Blair	$3,225,000	$4,837,500	$1,451,250	$57,276	$10,138,928	N/A	$19,709,954
Andrew J. Gregory, Jr.	1,875,000	1,968,750	562,500	57,276	2,889,270	N/A	7,352,796
Kevin J. Howard	1,650,000	1,534,500	412,500	57,276	2,155,963	$558,438	6,368,677
D. Wayne Akins, Jr.	1,080,000	799,200	405,000	38,184	2,072,099	N/A	4,394,483
D. Zachary Bishop	1,050,000	819,000	393,750	38,184	1,964,977	N/A	4,265,911
(1)Estimated by multiplying number of stock awards that vest upon change of control by fair market value on December 31, 2024. Awards vest in full at target upon involuntary or constructive termination of employment within two years following a change of control. Stock awards also vest upon death, disability, or retirement after age 65 with 10 or more years of service.
(2)Excise taxes on vesting of PSU awards estimated by including full value of awards. Excise taxes on vesting RSU awards estimated by multiplying amount of awards that vest upon change of control by 1% for each month of accelerated vesting. Total estimated excise tax amount divided by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so that executive is placed in the same position as though excise tax did not apply. No gross-up payment is made if change of control payment does not exceed IRS cap by 110%, which was the case for Mr. Akins. The agreements for Messrs. Blair, Gregory, and Bishop do not contain gross-up provisions.
Executives who receive these benefits are subject to a confidentiality obligation with respect to non-public and confidential information about Synovus they possess. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
We identified the median employee from a list of all employees (full-time and part-time) employed as of December 31, 2024. We determined the median employee based on each employee’s annual earnings (consisting of salaries, bonuses, and commissions), annualizing earnings for employees who were not employed for a full year in 2024. After identifying the median employee, we added compensation under our Company sponsored broad-based employee benefit plans to the earnings of the median employee for 2024 and to the CEO’s total compensation as reflected in the Summary Compensation Table for 2024 (adding $32,314 to the CEO’s compensation amount). Based on the foregoing, the CEO’s 2024 annual total compensation was $6,901,874 and the median annual total compensation of all employees (except for the CEO) was $78,241, resulting in a CEO pay ratio of approximately 88 to 1.

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Pay for Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain Company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, refer to the CD&A above.

Year	SCT Total Compensation for CEO(1)		Compensation Actually Paid(2) to CEO		Average SCT Total Compensation for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs	Value of Initial Fixed $100 Investment Based on:		Net Income (000s)	Adjusted Return on Average Tangible Common Equity(5)
	Mr. Stelling	Mr. Blair	Mr. Stelling	Mr. Blair			Company TSR	“Peer Group”(4) TSR
2024		$6,869,560		$10,896,693	$2,048,731	$2,953,901	$161.62	$130.96	$479,451	15.8%
2023		5,310,963		5,388,333	1,697,885	1,728,801	114.58	115.69	542,141	16.8
2022		5,168,041		2,886,029	2,648,606	1,798,148	108.84	116.15	757,902	19.8
2021	$5,914,357	5,638,982	$7,708,577	6,846,483	1,546,221	1,935,006	134.17	124.78	760,467	17.8
2020	5,229,265		2,845,657		1,538,633	1,103,810	88.13	91.32	373,695	9.1
(1)    Mr. Stelling served as CEO through April 21, 2021 and Mr. Blair began serving as CEO on April 22, 2021.
(2)    Compensation Actually Paid calculations shown below. Compensation Actually Paid amounts exclude impact of retirement vesting provisions of equity awards. Year-end share amounts include dividend equivalents granted during the year.

	Kessel D. Stelling	Kevin S. Blair	Average Other NEOs
2024 SCT Compensation		$6,869,560	$2,048,731
Subtract: SCT Equity Amount		(3,366,890)	(733,329)
Add: Fair value of equity granted as of 12/31/2024		5,188,097	1,129,834
Add: Dividends paid		—	—
Add/Subtract change in unvested equity		2,309,709	530,312
Add/Subtract change in vested equity during year		(103,783)	(21,647)
Subtract: Forfeited equity		—	—
2024 Compensation Paid		$10,896,693	$2,953,901
2023 SCT Compensation		$5,310,963	$1,697,885
Subtract: SCT Equity Amount		(3,121,483)	(708,870)
Add: Fair value of equity granted as of 12/31/2023		2,787,949	632,972
Add: Dividends paid		—	—
Add/Subtract change in unvested equity		101,065	21,533
Add/Subtract change in vested equity during year		309,839	85,281
Subtract: Forfeited equity		—	—
2023 Compensation Paid		$5,388,333	$1,728,801
2022 SCT Compensation		$5,168,041	$2,648,606
Subtract: SCT Equity Amount		(2,338,466)	(1,102,020)
Add: Fair value of equity granted as of 12/31/2022		1,724,378	854,084
Add: Dividends paid		—	—
Add/Subtract change in unvested equity		(1,645,929)	(596,790)
Add/Subtract change in vested equity during year		(21,996)	(5,732)
Subtract: Forfeited equity		—	—
2022 Compensation Paid		$2,886,029	$1,798,148
2021 SCT Compensation	$5,914,357	$5,638,982	$1,546,221
Subtract: SCT Equity Amount	(2,381,490)	(3,308,053)	(671,048)
Add: Fair value of equity granted as of 12/31/2021	3,697,992	4,002,555	811,828
Add: Dividends paid	—	—	—
Add/Subtract change in unvested equity	1,582,389	994,807	338,561
Add/Subtract change in vested equity during year	311,873	226,415	47,265
Subtract: Forfeited equity	(1,416,544)	(708,223)	(137,821)
2021 Compensation Paid	$7,708,577	$6,846,483	$1,935,006
2020 SCT Compensation	$5,229,265		$1,538,633
Subtract: SCT Equity Amount	(2,442,364)		(678,995)
Add: Fair value of equity granted as of 12/31/2020	2,285,319		635,247
Add: Dividends paid	—		—
Add/Subtract change in unvested equity	(576,294)		(128,450)
Add/Subtract change in vested equity during year	(343,420)		(73,182)
Subtract: Forfeited equity	(1,306,850)		(189,444)
2020 Compensation Paid	$2,845,657		$1,103,810
(3)    The other named executive officers are Messrs. Blair, Gregory, Holladay, and Derrick for 2020, Messrs. Gregory, Holladay, and Derrick for 2021, and Messrs. Stelling, Gregory, and Bishop and Ms. Creson for 2022, and Messrs. Gregory, Howard, Bishop, and Akins for 2023 and 2024.
(4)    Peer Group used for comparison is KBW Regional Bank Index.
(5)    Adjusted ROATCE excludes non-recurring items and certain other items that are not indicative of ongoing operations. For a reconciliation of adjusted ROATCE to the most comparable GAAP measure, please refer to Appendix B of this Proxy Statement.

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The following table lists the most important financial performance measures used to link the compensation actually paid to our CEO and other named executive officers to Company performance:

Performance Measures	Applicable Plan
Adjusted EPS(1)	Short-Term Incentive (50%)
Adjusted ROAA(1)	Short-Term Incentive (25%)
Adjusted ROATCE(1)	Long-Term Incentive (50%)
Relative TSR	Long-Term Incentive (50%)
(1)    For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measures, please refer to Appendix B of this Proxy Statement.
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay for Performance table. Moreover, Synovus generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay for Performance table.
Our TSR directly impacts the compensation actually paid to our CEO and other named executive officers and is the primary driver of the difference between the Summary Compensation Table amounts and Compensation Actually Paid amounts in the above table. This results from the high percentage of compensation delivered through equity awards which are tied directly to share price. Additionally, many of our equity awards included in the Compensation Actually Paid calculation have vesting tied to our absolute TSR (for market restricted stock unit grants made through 2019) or relative TSR (for PSU grants made beginning in 2020).
Adjusted ROATCE also impacts the compensation actually paid to our CEO and other named executive officers because 50% of the payout under our long-term incentive plan is based upon our adjusted ROATCE during the three-year measurement period.
While we do not use net income as a direct performance measure in our incentive plan, it impacts the compensation actually paid to our CEO and other named executive officers as it is an input in performance measures in both our short and long-term incentive plans (adjusted EPS, adjusted ROAA, and adjusted ROATCE).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policy
Synovus’ Board of Directors has adopted a written policy for the review, approval, or ratification of certain transactions with related parties of Synovus, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) Synovus is a participant; and (3) any related party of Synovus (such as an executive officer, director, nominee for election as a director, or greater than 5% beneficial owner of Synovus stock, or their immediate family members) has or will have a direct or indirect interest.
Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:
•the employment of non-executive officers who are immediate family members of a related party of Synovus so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and
•certain limited charitable contributions by Synovus, which transactions are reviewed by the Committee at its next regularly scheduled meeting.
The policy does not apply to certain categories of transactions, including the following:
•certain lending transactions between related parties and Synovus and any of its banking and brokerage subsidiaries;
•certain other financial services provided by Synovus or any of its subsidiaries to related parties, including retail brokerage, deposit relationships, investment banking, and other financial advisory services; and
•transactions that occurred, or in the case of ongoing transactions, transactions that began, prior to the date of the adoption of the policy by the Synovus Board.
Related Party Transactions in the Ordinary Course
During 2024, Synovus’ executive officers and directors (including their immediate family members and organizations with which they are affiliated) were also banking clients of Synovus and/or its subsidiaries. The lending relationships with these directors and officers (including their immediate family members and organizations with which they are affiliated) were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Synovus and its subsidiaries, and we in turn provide services, including retail brokerage and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons.
For purposes of determining director independence, the Board considered the lending and/or other financial services relationships provided to each of our directors and nominees, their immediate family members, and/or their affiliated organizations during 2024 and determined that none of the relationships constitute a material relationship with Synovus. The services provided to these directors and nominees were in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence. See “Corporate Governance and Board Matters—Independence.”

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires Synovus’ officers and directors, and persons who own more than ten percent of Synovus stock, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE. Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish Synovus with copies of all Section 16(a) forms they file.
To Synovus’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, Synovus believes that during the fiscal year ended December 31, 2024, its officers, directors, and greater than ten percent beneficial shareholders timely complied with all applicable Section 16(a) filing requirements.
SHAREHOLDER PROPOSALS AND NOMINATIONS
In order for a shareholder proposal to be considered for inclusion in Synovus’ Proxy Statement for the 2026 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of Synovus at the address below. The Corporate Secretary must receive the proposal no later than November 12, 2025. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Synovus Financial Corp.
33 W. 14th Street, 4th Floor
Columbus, Georgia 31901
For a shareholder proposal that is not intended to be included in Synovus’ Proxy Statement for the 2026 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 25, 2025 and not later than January 24, 2026. The notice of a proposed item of business must provide information as required in the bylaws of Synovus which, in general, require that the notice include, for each matter, a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address; the number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the bylaws of Synovus which, in general, require that the notice of a director nomination include your name, address, and the number of shares you own beneficially or of record; the name, age, business address, residence address, and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee, as well as information on any hedging activities or derivative positions held by the nominee with respect to Synovus shares. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve, as well as a statement as to whether each nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election an irrevocable resignation effective upon acceptance by the Board of Directors, in accordance with Synovus’ Corporate Governance Guidelines. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

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GENERAL INFORMATION
Financial Information
A copy of Synovus’ 2024 Annual Report accompanies this Proxy Statement or, in the case of shareholders who receive Notice and Access, is available on the website with the Proxy Statement. Additional copies of the 2024 Annual Report, without exhibits, will be furnished, without charge, by writing to the Corporate Secretary, Synovus Financial Corp., 33 W. 14th Street, 4th Floor, Columbus, Georgia 31901. The 2024 Annual Report is also available at investor.synovus.com under the “Financial Info” tab.
Caution Concerning Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” - that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the risks and other factors set forth in our filings with the SEC, including those set forth in our 2024 Annual Report. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise, except as otherwise may be required by law. Actual results could differ materially.
Solicitation of Proxies
Synovus will pay the costs of soliciting proxies. Proxies may be solicited on behalf of Synovus by directors, officers, or employees by mail, in person or by telephone, facsimile, or other electronic means, for which they will receive no additional compensation. Synovus will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.
Householding
The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. Synovus and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:
•Only one Notice or Proxy Statement and 2024 Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;
•You can contact Synovus by calling (706) 641-6500 or by writing Director of Investor Relations, Synovus Financial Corp., 3400 Overton Park Drive SE, 4th Floor, Atlanta, Georgia 30339 to request a separate copy of the Notice or 2024 Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and
•You can request delivery of a single copy of the Notice, 2024 Annual Report, or Proxy Statement from your bank or broker if you share the same address as another Synovus shareholder and your bank or broker has determined to household proxy materials.

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Appendix A: Synovus Financial Corp. Director Independence Standards
The following independence standards have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.
A majority of the Board of Directors will be directors that the Board of Directors has affirmatively determined meet the criteria for independence required by the NYSE and the Corporate Governance Guidelines.
A. Categorical Standards for Director Independence
The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:
•The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.
•The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).
•(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.
•The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
•The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (The principal amount of loans made by the Company to any director or immediate family member shall not be taken into consideration under this independence standard; however, interest payments or other fees paid in association with such loans would be considered payments.)
The following relationships will not be considered to be material relationships that would impair a director’s independence:
•The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).
•The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.
•The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.
•The director received less than $120,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:
1.Such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

A-1

2.With respect to extensions of credit by the Company’s subsidiaries:
(a)such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and
(b)no event of default has occurred under the extension of credit.
For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.
For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.
B. Additional Criteria for Independent Audit Committee and Compensation and Human Capital Committee Members
In addition to being independent as determined under the Categorical Standards for Independence set forth in “A” above,
•members of the Audit Committee shall not (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than directors’ fees or (b) be an “affiliated person” of the Company or any or its subsidiaries, all as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•members of the Compensation and Human Capital Committee (a) shall not have any relationship to the Company that is material to such director’s ability to be independent from the Company’s management in connection with the duties of a Compensation and Human Capital Committee member, after taking into consideration all factors specifically relevant to the relationship pursuant to NYSE Listing Standard 303A.02(a)(ii) and the criteria set forth in Rule 10C-1(b)(1) promulgated under the Exchange Act and (b) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue.

A-2

Appendix B: Reconciliation of Non-GAAP Financial Measures
Non-GAAP Financial Measures - 2024 Financial Performance
The measures entitled adjusted non-interest revenue, adjusted non-interest expense, adjusted revenue TE, adjusted tangible efficiency ratio, and adjusted return on average tangible common equity (ROATCE) are measures not recognized under GAAP and therefore are considered non-GAAP financial measures. For 2024 and 2023, adjusted non-interest expense, adjusted tangible efficiency ratio, and adjusted ROATCE excluded the FDIC special assessment. The most comparable GAAP measures to these measures are non-interest revenue, non-interest expense, total revenue, efficiency ratio-taxable equivalent, and return on average common equity.
Management believes that non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue TE are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustment on non-qualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted return on average tangible common equity is a measure used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. For 2024 and 2023, adjusted non-interest expense, adjusted tangible efficiency ratio, and adjusted ROATCE excluded the FDIC special assessment. The computation of these measures are set forth in the table below.

B-1

	Years Ended December 31,
(in thousands, expect per share data)	2024	2023
Adjusted non-interest revenue
Total non-interest revenue	$239,604	$404,010
Valuation adjustment on GLOBALT earnout	(719)	—
(Gain) on sale of GLOBALT	—	(1,929)
Recovery of NPA	—	(13,126)
Investment securities (gains) losses, net	256,660	76,718
Fair value adjustment on non-qualified deferred compensation	(5,159)	(4,987)
Adjusted non-interest revenue	$490,386	$460,686

Adjusted non-interest expense
Total non-interest expense	$1,247,543	$1,335,424
Loss on other loans held for sale	—	(50,064)
Restructuring (charges) reversals	(2,121)	(17,707)
Valuation adjustment to Visa derivative	(8,700)	(3,927)
Gain (loss) on early extinguishment of debt	—	5,400
Fair value adjustment on non-qualified deferred compensation	(5,159)	(4,987)
Adjusted non-interest expense	$1,231,563	$1,264,139
FDIC special assessment	(6,412)	(50,992)
Adjusted non-interest expense excluding FDIC special assessment	$1,225,151	$1,213,147

Adjusted revenue TE and adjusted tangible efficiency ratio
Adjusted non-interest expense	$1,231,563	$1,264,139
Amortization of intangibles	(11,609)	(10,487)
Adjusted tangible non-interest expense	$1,219,954	$1,253,652
FDIC special assessment	(6,412)	(50,992)
Adjusted tangible non-interest expense excluding FDIC special assessment	$1,213,542	$1,202,660

Net interest income	$1,749,577	$1,816,655
Tax equivalent adjustment	5,485	4,621
Net interest income TE	$1,755,062	$1,821,276

Net interest income	$1,749,577	$1,816,655
Total non-interest revenue	239,604	404,010
Total revenue	$1,989,181	$2,220,665
Tax equivalent adjustment	5,485	4,621
Total TE revenue	$1,994,666	$2,225,286
Valuation adjustment on GLOBALT earnout	(719)	—
(Gain) on sale of GLOBALT	—	(1,929)
Recovery of NPA	—	(13,126)
Investment securities (gains) losses, net	256,660	76,718
Fair value adjustment on non-qualified deferred compensation	(5,159)	(4,987)
Adjusted revenue TE	$2,245,448	$2,281,962
Efficiency ratio-TE	62.54%	60.01%
Adjusted tangible efficiency ratio	54.33	54.94
Adjusted tangible efficiency ratio excluding FDIC special assessment	54.04	52.70

B-2

	Years Ended December 31,
(in thousands)	2024	2023
Adjusted return on average tangible common equity
Net income available to common shareholders	$439,557	$507,755
Restructuring charges (reversals)	2,121	17,707
Valuation adjustment to Visa derivative	8,700	3,927
Valuation adjustment on GLOBALT earnout	(719)	—
(Gain) on early extinguishment of debt	—	(5,400)
(Gain) on sale of GLOBALT	—	(1,929)
Recovery of NPA	—	(13,126)
Loss on other loans held for sale	—	50,064
Investment securities (gains) losses, net	256,660	76,718
Tax effect of adjustments (1)	(64,423)	(31,312)
Adjusted net income available to common shareholders	$641,896	$604,404
Amortization of intangibles, tax effected (1)	8,806	7,921
Adjusted net income available to common shareholders excluding amortization of intangibles	$650,702	$612,325
FDIC special assessment, tax effected (1)	4,864	38,514
Adjusted net income available to common shareholders excluding amortization of intangibles and FDIC special assessment	$655,566	$650,839

Net income available to common shareholders	$439,557	$507,755
Amortization of intangibles, tax effected (1)	8,806	7,921
Net income available to common shareholders excluding amortization of intangibles	$448,363	$515,676

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,629,343	$4,173,417
Average goodwill	(480,555)	(471,084)
Average other intangible assets, net	(40,161)	(48,812)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$4,108,627	$3,653,521
Return on average common equity	9.5%	12.2%
Return on average tangible common equity	10.9	14.1
Adjusted return on average tangible common equity	15.8	16.8
Adjusted return on average tangible common equity excluding FDIC special assessment	16.0	17.8
(1) An assumed marginal tax rate of 24.2% for 2024 and 24.5% for 2023 was applied.
Non-GAAP Financial Measures - Incentive Plans
The measures entitled return on average assets, as adjusted, return on average tangible common equity, as adjusted, and adjusted earnings per share are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. For 2024 and 2023, return on average assets, as adjusted, and adjusted earnings per share excluded the FDIC special assessment. We use non-GAAP financial measures in our incentive plans, specifically average return on average tangible common equity, as adjusted, for our long-term incentive plan and adjusted earnings per share and return on average assets, as adjusted, for our short-term incentive plan. The most comparable GAAP measures to these measures are return on average assets, return on average common equity, and earnings per share, respectively. We believe that these non-GAAP financial measures more accurately reflect our core performance so that participants are neither rewarded nor penalized for items that are non-recurring, unusual, or not indicative of ongoing operations.
Return on average assets, as adjusted, return on average tangible common equity, as adjusted, and adjusted earnings per share are measurements used by management to evaluate operating results exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons, and items that impact comparisons to other financial institutions. These non-GAAP financial measures should not be considered as substitutes for return on average assets, return on average common equity, and earnings per share determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

B-3

Non-GAAP financial measures used to determine payouts under our short-term incentive plan:
The computations of adjusted earnings per share and adjusted return on average assets and the reconciliation of these measures to earnings per share and return on average assets are set forth in the tables below. For 2024 and 2023, adjusted return on average assets and adjusted earnings per share excluded the FDIC special assessment.

	Years Ended December 31,
(in thousands, except per share data)	2024	2023
Adjusted earnings per share
Net income available to common shareholders	$439,557	$507,755
Restructuring charges (reversals)	2,121	17,707
Valuation adjustment to Visa derivative	8,700	3,927
Valuation adjustment on GLOBALT earnout	(719)	—
(Gain) on early extinguishment of debt	—	(5,400)
(Gain) on sale of GLOBALT	—	(1,929)
Recovery of NPA	—	(13,126)
Loss on other loans held for sale	—	50,064
Investment securities (gains) losses, net	256,660	76,718
Tax effect of adjustments (1)	(64,423)	(31,312)
Adjusted net income available to common shareholders	$641,896	$604,404
FDIC special assessment, tax effected (1)	4,864	38,514
Adjusted net income available to common shareholders excluding FDIC special assessment	$646,760	$642,918

Weighted average common shares outstanding, diluted	144,998	146,734
Earnings per share	$3.03	$3.46
Adjusted earnings per share	4.43	4.12
Adjusted earnings per share excluding FDIC special assessment	4.46	4.38
(1) An assumed marginal tax rate of 24.2% and 24.5% for 2024 and 2023, respectively, was applied.

	Years Ended December 31,
(dollars in thousands)	2024	2023
Adjusted return on average assets
Net income	$479,451	$542,141
Restructuring charges (reversals)	2,121	17,707
Valuation adjustment to Visa derivative	8,700	3,927
Valuation adjustment on GLOBALT earnout	(719)	—
(Gain) on early extinguishment of debt	—	(5,400)
(Gain) on sale of GLOBALT	—	(1,929)
Recovery of NPA	—	(13,126)
Loss on other loans held for sale	—	50,064
Investment securities (gains) losses, net	256,660	76,718
Tax effect of adjustments (1)	(64,423)	(31,312)
Adjusted net income	$681,790	$638,790
FDIC special assessment, tax effected (1)	4,864	38,514
Adjusted net income excluding FDIC special assessment	$686,654	$677,304

Total average assets	$59,408,317	$59,921,868
Return on average assets	0.81%	0.90%
Adjusted return on average assets	1.15	1.07
Adjusted return on average assets excluding FDIC special assessment	1.16	1.13
(1) An assumed marginal tax rate of 24.2% and 24.5% for 2024 and 2023, respectively, was applied.

B-4

Non-GAAP financial measures used to determine the payouts under our long-term incentive plan:
The following table reconciles return on average tangible common equity, as adjusted to return on average common equity.

	Years Ended December 31,
(in thousands)	2024	2023	2022	2021	2020
Adjusted return on average tangible common equity
Net income available to common shareholders	$439,557	$507,755	$724,739	$727,304	340,532
Restructuring charges (reversals)	2,121	17,707	(9,690)	7,223	26,991
Valuation adjustment to Visa derivative	8,700	3,927	6,000	2,656	890
Valuation adjustment on GLOBALT earnout	(719)	—	—	—	—
Goodwill impairment	—	—	—	—	44,877
(Gain) on sale of GLOBALT	—	(1,929)	—	—	—
(Gain) loss on early extinguishment of debt	—	(5,400)	677	—	10,466
Recovery of NPA	—	(13,126)	—	—	—
Loss on other loans held for sale	—	50,064	—	—	—
Earnout liability adjustments	—	—	—	507	4,908
Investment securities (gains) losses, net	256,660	76,718	—	799	(78,931)
Gain on sale and increase in fair value of private equity investments, net	—	—	—	—	(4,775)
Tax effect of adjustments (1)	(64,423)	(31,312)	733	(2,702)	11,748
Adjusted net income available to common shareholders	$641,896	$604,404	$722,459	$735,787	356,706
Amortization of intangibles, tax effected (1)	8,806	7,921	6,410	7,108	7,825
Adjusted net income available to common shareholders excluding amortization of intangibles	$650,702	$612,325	$728,869	$742,895	364,531

Net income available to common shareholders	$439,557	$507,755	$724,739	$727,304	340,532
Amortization of intangibles, tax effected (1)	8,806	7,921	6,410	7,108	7,825
Net income available to common shareholders excluding amortization of intangibles	$448,363	$515,676	$731,149	$734,412	$348,357

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,629,343	$4,173,417	$4,163,556	$4,674,833	4,534,935
Average goodwill	(480,555)	(471,084)	(452,390)	(452,390)	(485,987)
Average other intangible assets, net	(40,161)	(48,812)	(31,317)	(40,307)	(50,427)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$4,108,627	$3,653,521	$3,679,849	$4,182,136	$3,998,521
Return on average common equity	9.5%	12.2%	17.4%	15.6%	7.5%
Return on average tangible common equity	10.9	14.1	19.9	17.6	8.7
Adjusted return on average tangible common equity	15.8	16.8	19.8	17.8	9.1
Weighting per year	50%	25%	25%
3-Year weighted average return on average tangible common equity, as adjusted	17.1%
(1) An assumed marginal tax rate of 24.2%, 24.5%, 24.3%, 25.3%, and 25.9% for 2024, 2023, 2022, 2021, and 2020, respectively, was applied.

B-5

SYNOVUS FINANCIAL CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

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The Board of Directors recommends you vote FOR the following:

1. To elect the following 11 nominees as directors:

Nominees

Nominees	For	Against	Abstain
1a. Stacy Apter	☐	☐	☐
1b. Tim E. Bentsen	☐	☐	☐
1c. Kevin S. Blair	☐	☐	☐
1d. Pedro Cherry	☐	☐	☐
1e. John H. Irby	☐	☐	☐
1f. Gregory Montana	☐	☐	☐
1g. Diana M. Murphy	☐	☐	☐
1h. Harris Pastides	☐	☐	☐
1i. Barry L. Storey	☐	☐	☐
1j. Alexandra Villoch	☐	☐	☐
1k. Teresa White	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

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Signature [PLEASE SIGN WITHIN BOX] Date

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0000656308_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

SYNOVUS FINANCIAL CORP.
2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, I hereby appoint Andrew J. Gregory, Jr. and Allan E. Kamensky as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on February 20, 2025 at the 2025 Annual Meeting of Shareholders to be held on April 24, 2025 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2025 Annual Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revoke all Proxies previously given by me for the ANNUAL MEETING.

Continued and to be signed on reverse side

0000656308_2 R1.0.0.2